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The following is a transcript of an interview of Brad Jacobs conducted on the Inside the ICE House (NYSE) podcast and made available on February 12, 2024. This transcript was prepared by a third party and has not been independently verified and may contain errors.

Inside the ICE House (NYSE)

Podcast

1.	Josh King: Connecticut where I lived from 2003 to 2009 is home to many of America’s most well-known corporations and the entrepreneurs behind them. Ranked sixth in business environment for the economy inside the top 20 according to U.S. News & World Report, the nutmeg state has long stood as a leader of industry. Of course, a lot of those well-known companies in Connecticut are listed here at the New York Stock Exchange. Companies like Cigna (NYSE ticker symbol: CI), Stanley Black & Decker (SWK), Pitney Bowes (PBI) and others headquartered in our nation’s fifth state.

2.	In May of this year, Connecticut governor Ned Lamont, six months after being re-elected to a second term joined us here inside the ICE House for our 363rd episode. It’s a conversation that spanned many topics including his political journey to the governor’s mansion in Hartford. The state’s business environment, and even UConn and Quinnipiac’s recent NCAA Division I titles in basketball and hockey. He put it pretty bluntly to me in that episode. He said to me (I’m going to quote) “Connecticut’s got one percent of the population, but all of the championships”. Recent college sports? Maybe. But, I believe that maybe beside the athletic pursuits, Governor Lamont was referring to Connecticut’s businesses and entrepreneurs.

3.	Few business leaders, if any, have added more to the Connecticut economy and championed the region better than today’s guest, Brad Jacobs. Brad has brought not just one or two companies to the state, but three in United Rentals (ticker symbol: URI), XPO Inc (ticker symbol: XPO), and GXO Logistics (ticker symbol: GXO). Spanning a career of more than four decades, Brad has infused his home state with thousands of jobs and opportunities for those living within a short drive of interstates 95, 91, and 84. In total Brad has created seven flagship companies across different industries, delivering tens of billions of dollars to their shareholders.

4.	I often invoke the Intercontinental Exchange origin story into this show. How Jeff Sprecher saw around corners and saw an opaque energy trading market where brokers would deal with one another on the phone and work inefficiently with a single counterparty, like Enron. Jeff saw an analog process and worked to digitize it making prices transparent and bringing buyers and sellers together, and thus a $75-billion-market-cap company was born from the original investment of a dollar. Well, Brad Jacob’s has a background in oil and energy trading, and what he’s done in logistics has a real parallel with what Jeff did at ICE. Putting together disparate parts of an ecosystem through M&A and integrations and magnifying the multiples for shareholders many times over.

5.	So, what sort of a mind is so wired into that kind of growth? On today’s episode, we’re going to go in depth on Brad’s business journey from its inception in 1979 in the oil industry to his role today—spread throughout multiple corporations. In a minute, our conversation with Brad Jacobs on the wide array of industries he’s touched, the passions that drive him outside the office, and the lessons embedded in his new book, hot off the presses How to Make a Few Billion Dollars. Advice we can all use. Unless maybe we’re Steve Schwarzman or Bill Ackman. It’s out now from Greenleaf Book Group Press. All this and more with Brad Jacobs.

6.	Brad Jacobs is the chairman of XPO Inc, RXO Inc, and GXO Logistics. Those are, not surprisingly NYSE ticker symbols XPO, RXO, and GXO respectively. Brad’s also the founder and former CEO of United Rentals. That’s ticker symbol URI. United Waste Systems which eventually became part of Waste Management. That’s our ticker symbol WM. And, is the author of the newly released book How to Make a Few Billion Dollars. Brad, thanks so much for joining us inside the ICE House. Welcome to the New York Stock Exchange.

7.	Brad Jacobs: It’s great to be here.

8.	Josh King: So, if our listeners couldn’t already tell by the ticker symbols I just rattled off, you’re quite the regular here at 11 Wall Street. Your first bell ring came all the way back in 1997. If we’re not mistaken in just a few hours you’ll be up again for the eleventh time ringing the bell. Does it ever get old?

9.	Brad Jacobs: No.

10.	Josh King: Your employees must appreciate the recognition.

11.	Brad Jacobs: This will be my eleventh time. Every time is still spine tingling. It’s the center of capitalism. It’s just the energy, the vibration here. So strong.

12.	Josh King: Paint a picture of the young Brad Jacobs the first time you were here. What did you think when you walked on to that floor?

13.	Brad Jacobs: Quite overwhelming, but it’s changed quite a bit. I mean the old New York Stock Exchange was kind of like Trading Places, the movie with Eddie Murphy. There was a lot of people yelling and screaming at each other. Now, it’s very quiet. It’s very electronic. It’s much more advanced.

14.	Josh King: Sort of like those GXO warehouses that you talk about. Used to be bustling with people running all over the place grabbing boxes and forklifts. Now, they are models of efficiency.

15.	Brad Jacobs: Exactly.

16.	Josh King: You’re a New England guy like myself. You’re from Rhode Island and now Connecticut. Your career has taken you all around the globe, but even in these frigid temperatures what keeps you back in New England.

17.	Brad Jacobs: I’m a New England boy. I was raised in Rhode Island. I went to school in Massachusetts, Vermont, Rhode Island. I’ve traveled a lot around the world, and I’ve done business in dozens and dozens of countries, but at the end of the day I’m a Northeasterner.

18.	Josh King: I want to start with a thought experiment, as you might say. The kind of thing that you might undertake to officiate at your daughter’s wedding for example or find a love vibe as you write about. We can all buy Renoir or a Picasso I suppose Brad if we have enough money, but just so our listeners have a sense of who they’re listening to, tell me about the person who buys a piece of modern art called Cluster by Lincoln Schatz. How a viewer appreciates it and about daydreaming and meditating. How that can all lead to success looking at that piece.

19.	Brad Jacobs: You mentioned two things. You talked about my oldest daughter’s wedding that I opened the book with, and you talked about the Lincoln Schatz Cluster video art. Let’s start with the video art. The video art when you walk into our house and you come right in on the left-hand side of the wall are four television monitors next to each other. And, there’s a webcam. It’s kind of the institutional memory of the house. So, all of our guests, all of our friends, all of our family who visits us, I get them in front of the camera and it records them, and then it plays it back in segments of ten seconds a shot with four different at a time. Two from recent and two from maybe 25 years ago. And, so it’s just a big montage where time is distorted, but space stays at the constant. The camera has always been at the same angle, and so you may be looking up there and see someone from when they were fifteen years old and from when they’re forty years old, or when they were literally a baby. I see my mom and dad. They’re long passed away.

20.	So, it is something to do with business in the sense that it puts your mind—looking at that art piece—in a kind of transcendental zone where you’re thinking differently. You’re looking at time just differently. You’re looking at it from a much larger perspective, and it all blurs together. And, I find doing thought experiments like that, and that’s one of many, many different ones, gets me into a certain groove. Gets me into a certain mindset to think in a way that is bigger and is better and is more creative, and I really enjoy that.

21.	An example of that is my daughter’s wedding. My oldest daughter, Yasmina, was married must be now about seven or eight years ago in a wonderful place in Mexico. And, we were very worried about security because Mexico is Mexico. We sent our security team down there. We got there, and the guy said “No problems. Don’t worry about this”. Why should we not worry about this? The is place owned by the brother of some big narco guy, and the word is out no criminals dare kidnap or harm or rob or anything at this place. So, okay. Right away, we felt really safe. We had a beautiful wedding. It was a gorgeous location.

22.	They had asked me to officiate it. I’d never officiated a wedding before, so I was a little nervous about that thinking “Gee. I don’t know if I can do it”. So, before I say “yes”, I went onto YouTube. I looked at a bunch of weddings, and I realized you can do anything you want. There’s all different types.

23.	What I decided to do was to channel love. And, I had everyone in the group that was on the beach stand up and remember all the love that’s ever existed in the universe from day one until now between any two beings, and feel that love. Really get in touch with that love. We just did that silently for a good minute. Nice vibe. And, then I said “Now tune into all the love that’s in the universe right this minute. Right this second. Anywhere between any two of the eight-billion people on the planet. Another good vibration going for another minute. And, I said “Picture all the love that will ever happen in the universe from now all the way into the future”. So, we had a really, really good love vibe going, and then I had everyone throw love. Take their hands and pantomime throwing love towards my daughter and the groom, and then they channeled it into the ring. He put the ring on her finger. It was the most beautiful moment. I really can’t even explain how everyone who was there, especially my daughter and my now son-in-law were just totally dripping in love. It’s a fantastic way to start a marriage.

24.	Josh King: A love vibe—not the kind of officiating image you might expect from a CEO with a book How to Make a Few Billion Dollars. I’ve heard you on the Odd Lots podcast. Also Invest Like the Best podcast. Of course, read the book. Those hosts took a while to get to the book, but I want to get right to it—How to Make a Few Billion Dollars. Why’d you write it? Who’d you write it for? And, for a person invests that kind of time preparing to officiate at their daughter’s wedding or convinces their spouse to install that kind of a video and television projection like the Lincoln Schatz piece in your foyer, what was the writing process like?

25.	Brad Jacobs: It was intense. It took a year, and a big chunk of that year. At the same time, I was doing my day job being chairman of three different companies, and researching and then starting another company, QXO. So, it was quite a busy year for me last year. Why did I write the book, and who did I write it for? I first wrote it for myself. I first didn’t even know if I was going to publish the book.

26.	I thought “Now that I’ve stepped down as CEO, and I can step back a little bit. Go back in my career all the way back to 1979. Because I’ve been a CEO for 45 years. It’s the only job I’ve ever had. And, all the companies I’ve run have done really, really well. We’ve outperformed every possible index you think by a large amount. Why? Why did we create so much shareholder value time and time and time again? What was the playbook? What were the things that we did right, and what were the things we could have done even better and created even more alpha?

27.	I thought that was a worthwhile use of time. To contemplate what went right, and what could have been improved. And, the book wrote down in an organized way the main things that I thought were idiosyncratic, that were specific to us, that were different than other companies. Different than other businesses. And, as I wrote it I started realizing this could be interesting for other people. This is not just a journal to read for myself. And, it turned into a book, and here we are.

28.	Josh King: United Rentals in 1997—the first of your enterprises to be listed here at the NYSE followed by XPO in 2012, GXO 2021, RXO in 2022. Among the four does United Rentals stand out because it was the initial listing, or do any of the other three eclipse the first?

29.	Brad Jacobs: United Rentals was great. When we started it, we all invested at $3.50 a share and today it’s over $550 a share, so it’s been a huge return on investment for shareholders. Now, I can’t take all the credit for that because I haven’t been CEO for quite a number of years, but the business has performed very, very well. And, at the end of the day that’s your report card. Your report card in business for a New York Stock Exchange company is how much value did you create for shareholders because you’re taking people’s money, other fiduciaries—people who are pension funds, people who are long-only funds, people who are hedge funds, people who are endowments, retail investors. And, you have a very solemn duty to give them back a lot more money than they gave you. And, God forbid you give them back less money than they gave you. So, United Rentals—I came to that in my head—it’s like 150 bagger or something like that.

30.	Josh King: 150 bagger. Used to be a 100 bagger, now it’s 150.

31.	Brad Jacobs: So, United Rentals was certainly a success, and I feel very proud when I see all the decals on the equipment all around the country.

32.	Josh King: What was the big idea behind United Rentals at the time because I do see the decals from time to time. I pass some of the locations. I pass the equipment in the field, and we’d all love to have a scissor lift or boom lift located in the garage when we have to decorate a Christmas tree. But, there were parts of it that you tried and failed and backed out of until you got to what the core business was.

33.	Brad Jacobs: The main incentive to do equipment rental was I thought there was a long-term trend which turned out to be correct, that customers would rent more equipment than they were doing already. At the time I got into it there was only about 15% rented. And, construction equipment for the most part was purchased. But, so much of that 85% that was purchased was just sitting around getting rusty and dusty and depreciating, and you had to pay to maintain it. It was actually costing money.

34.	So, I figured over time a lot more customers will see the economics of renting. Of course, that turned out to be the case. The rental penetration has gone up way over half now. We rode that trend.

35.	The other thing that attracted me to the equipment rental business was at the time it was very fragmented. Hertz was the biggest guy, and they were only a billion dollars after being in it for decades. Of course, we surpassed them in thirteen months by doing M&A. They didn’t like that. We broke a billion dollars in a little over a year.

36.	And, there were many, many, many small and medium-sized companies. A few public companies which we ended up buying. But, it was mostly mom and pop, or not really mom and pop—privately-owned entrepreneurs that were in the business. And, I thought “Gee. If we bought a bunch of these and put them together, we could go to the manufacturers and say ‘Guys. We’re not a small company now. We’re a big company. We’re your largest customer. We need a break on the price. And, we earn a break on the price because of our consistency of long-term relationship buying’”. Lindstrom lowered their pricing roughly 20%.

37.	Josh King: So, some of those manufacturers I supposed with all the feedback that you’re giving them, you’re helping them build a better scissor lift, a better boom lift as well. I mean you’ve contributed a lot to the advent of how these pieces are designed and used out in the field.

38.	Brad Jacobs: No question about that. At the time there were about 25 or so—you mentioned aerial lifts—boom lifts. There were a couple dozen of them. I went to all of them and said “Look, I’m going to consolidate this industry, and I’m going to buy most of the equipment rental dealers out there, and I’m not going to work with 25 different vendors here. We’re going to consolidate down to two. I’d like to consolidate to one, but I want to have two to keep each other honest. But, I want more than that—we want to standardize the mechanics. We want to be an important customer to two, and the rest of you guys aren’t going to really survive or you’re going to really shrink quite a bit”.

39.	And, two of them stepped up. What was then called Genie and Jail JLG. Today, they have the vast dominance of the market share because of United Rentals. They bought into what my vision was. They signed up, and they really thrived as a result. Even with the discount, the volume made up for that a lot.

40.	Then we went to Sir Anthony, actually Lord Bamford now. Before that he was Sir Anthony Bamford. When I knew him, he was just Anthony Bamford. A British company, JCB. They came to the United States. Anthony wanted to break into the North American market because it’s much bigger than the European market. He wanted to build a big plant down in Georgia and needed a customer. We said “Yes. We’ll do that. Give us a good price that we can pass along some of those savings to our customers, and our shareholders will be happy, and our vendors will be happy because we’re doing big volume and consolidating it”. He bought into that. We became I think his biggest customers.

41.	Josh King: In theatres now is the work of another Brad, Bradley Cooper. Who wrote, directed, and starred in Maestro the bio pic of the life of conductor Leonard Bernstein. A CEO Brad is a conductor of sorts, and you ought to know as a lover of music. You’re a trained classical pianist. Back at Bennington College, what did Professor Bill Dixon teach you about jazz in the 1960s in his black music course, and how does that inform getting a wide swath of employees to work together as a team?

42.	Brad Jacobs: I happened to watch Maestro over the holidays. It was a great movie. It reminded me a lot of my musical training. I was first classically trained as you said. Which I think is important. You need to know structure. You need to know process. You need to have certain discipline. You have to learn what’s called chops in music. But, I loved what Bill called “black music”. He didn’t like the word “jazz”. He said “This is black music. It should be called black music”. That’s fine.

43.	And, what I learned from Bill were a lot of things that applied to music were the same exact things that applied to life. Those were things like how do you improvise in the moment? How do you get fully absorbed in this moment, right now? And, zone in on that, and zone out everything else in the universe, so that the whole rest of the cosmos is going on without you. It’s just going, going, going but you’re just zoned in on this moment with the person you’re with at this moment, and the place you’re at, at this moment at this time in this space. That’s a great skill. This is way before the word mindfulness was invented and became very popular in psychology and so forth. I would credit Bill Dixon with the real, original mindfulness.

44.	Music is a psychological thing where the first step is to get very in tuned with the present. Non-judgmentally. Accept it just the way it is right now. You’re not trying to change it. You’re not trying to judge it. You’re trying to be in tune with it. And, then the other thing I learned from him was how do you work with other people so that you become a super organism? In other words, it’s not just me and you and a couple of other people jamming. It’s one. It’s us. It’s a team. It’s a group. It’s a band. It’s a symphony. It’s one super organism like an ant colony or a beehive. That’s a very brilliant insight that he had that applied to music but also applies to business.

45.	In business you want to be mindful when you’re with your team, or when you’re with a customer, or when you’re with a vendor, or with your shareholder. You want to give them all your attention. You want to be fully present in the moment and make that a special meeting, a special moment. Knowing that, that specific constellation of people will probably never happen again. Certainly not in that space, going back to the Lincoln Schatz cluster art piece. That will never happen again, and you should really appreciate that, and be very grateful for that. Say “How lucky I am that I happen to be right this minute with this person and that person”. That creates a certain electric vibe. In the book I have a whole chapter on how to create an electric meeting. Part of it is being fully present in the moment and giving non-judgmental concentration (that’s what I call it in the book) to the other people that you’re with.

46.	Bill also taught me something very humbling which is—money ain’t everything. I talk about in the book one time he came to my apartment about ten years after I had left Bennington, and he was doing a gig in the city, and I had been an oil guy and made some money, and had this big beautiful apartment in Olympic Tower, and invited him over. I thought he was going to be really impressed. I thought he was going to say “Wow. You really made it Brad”. We’re looking out down on New York, and he looks over to me and says “You really screwed up. You could have been a really good musician. You could have made a serious contribution to music, and you’re chasing this money stuff. Who cares? What are you doing? Why are you wasting your life chasing money?”. That was his message. It was “I just don’t understand why you would go after money”.

47.	I happen to have a piece of art that hangs up in our office in Greenwich that has a quote by Friedrich Kunath that says “I can’t afford to waste my time making money”. Making money is good. Making money is fine. It gives you all kinds of things you don’t have if you don’t have it. But, there’s a lot of other things in life besides money. So, if you’re going to chase money—this is something I learned from Bill. I took his lesson very carefully. If I’m going to chase money, I can’t just chase money. I’ve got to enjoy the experience of chasing money. In the process of doing business with all the people I come into contact with whether it’s someone’s company I’m going to buy, whether it’s a vendor whose equipment—whatever it is. I have to enjoy that. I have to figure out a way that I process my daily experiences in a positive way. In an uplifting way, in a meaningful way that gets me excited.

48.	Josh King: You think so intently sometimes about the math of what constitutes a life. If you do the actuarial calculations of how many days you have left on this planet, you think maybe you have about five-thousand good days left.

49.	Brad Jacobs: Yes.

50.	Josh King: And, you’ve got to make the most of every one of them.

51.	Brad Jacobs: Every day is so important. You have to work at it. You have to work at thinking about how you’re interacting with life. Life is going to have ups and downs. Life is going to have positive stuff. Life is going to have negative stuff. That’s not going to change. Life is going to have things that you’re really happy about, and life is going to have things that gee you really wish that thing didn’t happen. You have to figure out a way to deal with both of those in a way that’s enriching and not get too up when positive things happen. It’s good to be up, but not let your happiness be dependant on that. But, also you have to learn how to not get too down when the inevitable messed up stuff is going to happen.

52.	Josh King: I want to stick a little bit on the time with Bill at Bennington College. Those of us who are aware of Bennington know it’s a quirky little institution in Vermont. Your academic journey took you from Bennington to Brown, but you eventually decided to drop out prior to getting your degree. Like you, Apple’s founder, the late Steve Jobs dropped out before eventually completing his degree from Reed College. In 2005 Brad, Jobs gave the commencement at Stanford, and discussed his own reasons for leaving school. I want to just take a listen to a little bit of that speech.

53.	Steve Jobs Audio: “And, 17 years later I did go to college, but I naively chose a college that was almost as expensive as Stanford. And, all of my working-class parent’s savings were being spent on my college tuition. After six months, I couldn’t see the value in it. I had no idea what I wanted to do with my life, and no idea how college was going to help me figure it out, and here I was spending all the money my parents had saved their entire life. So, I decided to drop out and trust that it would all work out okay. It was pretty scary at the time, but looking back it was one of the best decisions I ever made”.

54.	Josh King: Though the reasons for leaving might be different, there are quite a few examples of business leaders like Bill Gates and Mark Zuckerberg who dropped out of college. What led you to step away from Brown and begin your entrepreneurial career without finishing your degree.

55.	Brad Jacobs: I think on balance it’s better to go to school. I think the data shows very clearly that there’s a correlation between finishing college and getting a better job and moving up in life. So, I don’t want to be a poster boy for not going to school. I think education is very, very important.

56.	In my case, I was done. I was a good student. I had studied what I wanted to study. I had, more important than just learning stuff, I felt I had learned how to study. I felt I had learned how to learn. And, that’s what the main thing you want to get from going to school is the curiosity, and the discipline, and the love for solving the mysteries of life because there’s so many of them. Bennington was a fantastic experience. We had the book launch last night at the Rainbow Room. It was fantastic.

57.	Josh King: Love that place.

58.	Brad Jacobs: Oh, it was just wonderful. We had 375 of my best friends, and it was just a really good vibe there. Very good people. One of them was Laura Walker who is the president of Bennington College. And, we were chatting a little bit about the Bennington experience. Bennington is still a cool school, and back in the 70s it was an ultra-cool school. Maybe the coolest school in the country. Only 600 kids. It was a privileged place because it was the most expensive college in the United States. I got a scholarship. I wouldn’t have been able to go otherwise. But, it was $9,000. Of course, that’s 1970 dollars. Of course, that’s much higher in today’s dollars.

59.	What was beautiful about it was because there were only 600 kids and so many people were applying for it, you had a lot of talented kids. Everybody there had some special talent to them whether it was art or whether it was humanities or whether it was music or dance. People were very serious about what were they were chasing. And, the student class size was very small. It averaged nine kids in a class, so you got to know your professor. The professors were all practitioners. They weren’t just professors. They were people like Bill who was a professional musician and teaching on the side. Or, Claude Fredericks who was a very profound author writing all the time, and then teaching because it’s a nice thing to do.

60.	And, at some point my parents wanted me to go to Brown. My father went to Brown. My brother went to Brown medical school, and I was from Rhode Island, and I kind of had to do the Brown thing. So, I gave into it. I did Brown. I couldn’t stand it. It’s a great school. One of the best Ivy League schools in the world. It wasn’t for me because it had these large classes of 150 kids. People weren’t really paying attention, and there wasn’t that interactivity with the teacher, and that just didn’t work for me. So, to answer your question, I didn’t feel I was moving. I didn’t feel I was advancing. I didn’t feel I was progressing in life. So, it was time to move on.

61.	Josh King: And, then you had that reunion of sorts with Professor Dixon in your apartment in New York. Before your success as an oil broker, you were a 23-year-old in 1979 trying to figure out what might be next. You hadn’t had all this experience yet, and at the time if our history is right, we had about fifty American diplomats held hostage in Tehran. I want to listen to then President Jimmy Carter discuss the situation on Face the Nation of CBS News back then.

62.	President Jimmy Carter Audio: “What we’ve done since the very beginning is to try and protect the lives and safety of those hostages from the original threats that they would be tried and executed. To build up on a worldwide basis support for our opposition, the condemnation of Iran, and the calling on the Iranian government to protect those hostages and to release them. And, to have an adequate commitment in our own nation’s military strength and otherwise to protect those hostages and to expedite their release”.

63.	Josh King: During Carter’s presidency, the crisis was driving up oil prices and had helped Exxon become the first American company to report earnings in excess of a billion dollars. On a CBS News report at the time there was a graphic on one of those reports that said “obscene profits”. How did those two words “obscene profits” influence you and your first venture into the oil industry?

64.	Brad Jacobs: I remember very well because my goal was never to make a billion dollars. That wasn’t even in my mind. My goal was to make $100,000. Interest rates were really high. Jimmy Carter brought this stagflation.

65.	Josh King: 19% or something like that.

66.	Brad Jacobs: Yeah. 18%, 19%. You could put it in a Bank of America CD which is what I did by the way. I figured, I’ll make $100,000. I’ll put it in a Bank of America CD. I’ll make a little over a grand a month after taxes, and I’ll meditate and play music and read and just have fun. Life will be fantastic. The only problem was I didn’t have a company. I didn’t have a business. I didn’t have an industry. I had a business sense in my blood, but I didn’t know how I was going to apply that.

67.	I was watching the evening news and, on the screen, it was the first time that a company, Exxon (now ExxonMobil) made a billion dollars profit in a quarter. And, the headline was “Obscene Profits”. And, I thought to myself “I could make some obscene profits. $100,000 sounds like an obscene amount of money. Maybe I should get in the oil business”. And, it clicked right there. I got to get in the oil business.

68.	I went to the library. There was no internet. And, I read every book I could find on what was then called the Seven Sisters, the big oil companies. And, the history of the oil business. And, I tried to figure out what is upstream, what is downstream, what is processing, what is shipping. Just how the whole thing worked. It was very, very fascinating.

69.	I found some other people who were doing oil brokering. And, oil brokering worked. I first wanted to do oil trading because I had read an article where a man who ended up becoming my most important business mentor, Ludwig Jesselson, the chairman of Philipp Brothers. He was featured in a big article I think in Business Week, and it described how they made money by knowing what’s going on all around the globe. It had a photo of him with clocks from different time zones around the world, and the article explained that by having a global network and collecting information of what’s going on (remember, before the internet) they could trade oil because there was no way to have universal price discovery, but they would know what the real price and value was because they would know how many buyers, how many sellers, how prices were changing, and how things were moving. I got that. I understood what that was. But, I didn’t have enough money to go buy and sell big cargos of crude oil. Crude oil then was $20 to $50 million a cargo. Where was I going to get that? I was 23-years old.

70.	I did run into people who were doing brokerage, and they explained to me how brokerage was like trading except instead of taking a position you’re matching together a buyer and a seller and taking 5-cents or 10-cents a barrel as a commission. So, it’s $25,000–50,000 a pop. And, we started cranking out lots of those every day. Forget about saving $100,000. You can make $100,000 sometimes a week, and then it mushroomed after that.

71.	If you had asked me back in those early days “When you’re 67-years old Brad, do you think you’ll still be in the business world?”. I would have had a big belly laugh. I would have said “No way. I’m not going to waste my life making money. I’m going to go out and do music and fun stuff and discover the purpose of life and the meaning of life and answer all the big important questions that we want to answer”. But, one thing led to another, and I just started making a lot of money from one business to another business. I just never stopped. I just kind of got on to this flow.

72.	Josh King: Get in this flow. One business to another business. The first two companies, Amerex Oil Associates and Hamilton Resources were both in oil. Since then, you’ve ventured into waste management. We talked about it a little bit. Construction equipment rentals—we talked about that. Truck brokerage and other industries. What is the alchemy of determining the next sector to target as you build your next venture? Because you eventually have not gone off the track into answering the big questions of life or writing music and performing. You’ve got into figuring out what the next thing is. So, how did it work for you after you saw the first “I want to get into the oil business, and read all that stuff” to where we are now?

73.	Brad Jacobs: I’ve never abandoned music or trying to figure out the most important things in life, and how do you deal with life. Those questions and those activities are very important to me, and I’ve never stopped doing that. But, I do it in my spare time, and I multi-task while I’m doing business. I’m also thinking about meditation techniques, and I’m thinking about sound. Those are all a part of my personality.

74.	But, after I got out of the oil business, the oil business was mainly an opportunity to have global organizations, whether it was brokerage or trading, and use very rudimentary technology, but advanced for the time, to collect information about what’s going on, and then capitalize on that. That was basically the basic edge that I had in the oil business for ten years. It was a great time to be in the business.

75.	After that, if you look at my different companies, and just forget what industries they were, it’s the same business plan in every industry. Every business plan whether it was waste, equipment rental, trucking, warehouse, truck brokerage, LTL—what did we do? We found industries that had certain characteristics that we could capitalize on to create a lot of alpha. And, they were the same exact characteristics. That’s the playbook, and of course I talk about that in How to Make a Few Billion Dollars.

76.	Those are things like the size of the industry. I’ve always gone to industries that have big swaths of GDP, big swaths of the economy because if you’re going to create a large company, which I think you need to do. You need to scale up a company in order to create significant alpha. You have to be in an industry that’s big enough. You’re not going to create a company that’s tens of billions of dollars if the whole industry is tens of billions of dollars. You’re not going to get 100% market share. So, I looked at the size of the industry. These were typically industries that were hundreds of billions of dollars. In some cases, depending how you defined it, even trillions of dollars.

77.	I looked at industries that were growing. Just showing up on Monday every week there’s going to be a little more wind to our back, and we’re going to grow a little bit more. We’re going to have a little price, a little volume. They’re good businesses. They’re businesses that are genuine that there is a demand for. That there are customers who will wire money from their bank accounts to yours if you do a good job and better than the competition.

78.	I looked at not just size, not just growth, but fragmentation. I tried to find industries that there were a lot of acquisition targets where I could buy companies, and where I could buy companies at lower multiples of profit than I could reasonably assume we would trade at as a public entity.

79.	And, then I looked at industries—I have a checklist. I go down the list and I say “Is this an industry where bigger is actually better”? Most of the time bigger is better in most industries, but not always. I’ve looked at some industries where you become big, and you’re more distant from the customer, and you lose sight of your cost and your customer service. Certain industries, you’re better off having a small, local business, and that’s got an advantage over the big guy. But, that’s the exception. But, I want to make sure any industry I go into that there are economies of scale. And, that we will have advantages to lower our cost to serve, to elevate our level of service by being bigger. That’s another box I have to check.

80.	And, then I look at how can I apply technology. All of these companies—every single one that I’ve done, there’s been a big element of using technology ahead of the other guy. Brokerage is a perfect example. I got into brokerage in 2011. The second guy I hired was Mario Harik to be my CIO. He’s now CEO of XPO and doing an amazing job. And, the reason that the very second person I hired was a technology guy was that was the vision. The vision was “Let’s take this industry of oil brokerage where people are mainly talking on phones and automate it”. Now, fast-forward to today, the company we spun off that specializes in brokerage, RXO—97% of their orders are either sourced or covered digitally, without human intervention. Eventually that will be close to 100% of everything. That’s going to be all automated, so that vision was correct. We spotted the big trend.

81.	That’s the last thing I want to mention, which is there has to be a trend long-term that’s favorable. When I say long-term, let’s call it ten years. That if you look at the industry and you say “What is this industry going to look like ten years from now”. Your answer has to be “It’s going to be growing”. Today it’s an X-sized industry, in ten years it’s going to be multiple-X-size. Are the margins going to get better, not worse? It’s not going to be disintermediated. It’s not going to go into the metaverse. It’s not going to be done on a computer, it’s not going to be done in virtual land—it’s still a real business. That’s my checklist. Many other things too, but those are the main things that I look for when I study an industry.

82.	Over the last year I looked at over 500 companies, over dozens of industries, and I applied my checklist. Like, literally I have my checklist, and I go over each industry, and I say “What’s the size? Is it big enough? What’s the growth rate? Does it grow fast enough? Are there enough things to buy? Can you buy them at a lower multiple? When you integrate these things, will you have a better company?”. I go down that same list I just went over, and then I found one that actually checked every single box. I said “Good. I’m going to marry this industry. This is the girl I want to marry”.

83.	Josh King: And, we’re going to get to that future marriage in a couple of minutes, but I want to go to 2007 when you stepped down from United Rentals in search of what the next big thing. That next big thing would not be until 2011 with XPO. But, you write about this four-year gap between 2007 and 2011 with all the uncertainty that came with it. Within that span of course is the global financial meltdown. What was that period of your life like prior to XPO, unsure of what the next big thing would be?

84.	Brad Jacobs: I forget if it’s 67 million years ago or 68 million years ago where there was this big meteor that crashed into the earth, and at first obviously that was a bad thing because everything got burned up and killed, but it ended up being a tremendous growth period after that for long periods of time. Fast-forward to today, we have this wonderful biodiversity that we’ve got.

85.	That was sort of for me that 67-million-years-ago event where I had been running a large company, and it was very successful, and then I wasn’t. I’d stepped down, and I kind of was lost. It was the only time in my life that I was literally depressed. I was clinically depressed. I’m a very sunny-side-of-the-mountain kind of guy, upbeat, glass half full generally. But, then I was not. I sunk into a serious depression. I really lost my bearings which was the best thing that could have happened to me because I dealt with it, and I said “I’m not going to go depressed for the rest of my life. I’m going to figure out a way to solve this. It’s a great problem to solve. It’s a big problem, and it’s a problem that if I solve this, it’s fantastic because I can apply those skills to the rest of my life activities”.

86.	So, I discovered lots of things to do. I discovered cognitive behavior therapy. I discovered The Beck Institute in Philadelphia. Aaron Beck was alive then, and his daughter Judy Beck now runs that institute. And, I studied with them. I was fortunate and privileged to be on their board of trustees for a while, board of directors for a while. And, I studied under Albert Ellis in New York here. Both of those gentlemen have died a while ago. He also had tremendous insights into the human condition. How we think. How we as human beings think so irrationally. We have so many cognitive biases. We have so many cognitive distortions. He identified a handful of them. Between Beck and between Ellis, they identified probably about a dozen ways that is what you could call “stinking thinking” some people say. You magnify problems way bigger than they really are. Exaggerate a crisis and catastrophize it and make it into this big, huge overwhelming thing when it’s really not such a big deal.

87.	Or, you see things all or nothing thinking. It’s dichotomous. It’s black or white. Very few things are black and white. Most things are gray. Or, most things you can change the color of them based on applying and processing. All kinds of self-downing thoughts. We as human beings, we criticize ourselves all day long internally. We wear a mask. We don’t share that with everybody. We don’t want to look weak. We don’t want to look vulnerable. We don’t want to look like we’re not perfect, but we’re not perfect. And, we tend to amplify—almost everybody I know. There’re a few exceptions, but almost everybody I know if you really get to know them, and confide with them, they have a lower self-worth than is actually true, and what other people think about them. They may portray the opposite of that. They may seem so confident and almost even arrogant, but really when you probe, they don’t like the way they look. They don’t like this defect. They don’t like the way they think. They feel they’re inferior or defective in this way or that way. You have all this what I refer to as stinking thinking.

88.	And, through cognitive therapy, you pay attention to your, what they call automatic thoughts, and you identify them particularly when you’re down. Why am I down? What thoughts did I just have that made me feel down? What caused that? So, you analyze your thoughts, and then modify those thoughts to things that are either more true and accurate or if they are true and accurate, but they just aren’t good. They’re true and they’re accurate. Reframe how you look at that. “Okay. Maybe I’m bald. I don’t want to be bald”, or maybe “I’m chubby. I don’t want to be chubby”. Who cares? A lot of people are bald. A lot of people are chubby. It’s not the end of the world. It doesn’t matter. It depends on the person.

89.	So, I learned a lot from cognitive therapy. How to pay attention to my thoughts, particularly the rotten ones, and how to deal with them. They have a bunch of techniques, a bunch of tools. Like, when you have a problem that seems like a disaster, you say “Okay, look. What’s the worst thing that could happen here. How am I going to cope with it?”. The second part is very important. What’s the worst-case scenario, and how am I going to deal with it? When you do that with a problem in personal life or professional life, the problem comes up to you and smacks you in the face. As Mike Tyson says “Everyone has a plan until you get smacked in the face”. Then, you think “Okay. What’s the worst deal here, and how am I going to somehow make lemonade out of these lemons”?

90.	Most problems, if you go through that process, you’ll figure out a way to deal with it. You’ll also minimalize it. I studied NLP (neuro-linguistic programming), and they have a technique where you visualize problems. You put it in an image, and then you minimize them. You make them really, really tiny small. You can even take your finger and flick them away if you want. Tony Robbins uses a lot of those techniques. I enjoyed learning those techniques. I never had the time to really study those, and find out masters of these little techniques when I was a full-time CEO, and then I did have some time then, so I sought out a lot of those psychological gurus so to speak.

91.	Josh King: You write a lot about mergers and acquisitions. You have a whole chapter dedicated to it, and begin it by saying (I’m going to quote you here) “Acquisitions are the best way I know of how to scale up fast and gain the advantages that come from a large number of locations and greater market share”. Those first four years of XPO Brad, after that period that you did the introspection, you did 17 acquisitions, but looked at about 2,000 prospects. Describe the process of determining how you sift through those thousands of prospects, and arrive at the ones that make the most sense to bolt-on to the company?

92.	Brad Jacobs: I like to look at many, many, many acquisition opportunities at the same time. I want to have a plan A, B, C, and D. And, I want to go aggressively at the same time on all fronts, so that I don’t feel any pressure to do any one specific deal. If I’m only going to look at one deal at a time, I kind of fall in love with it, and I might lose my discipline. I might pay up too much, God forbid because that’s a terrible thing. Or, I want to pay a fair price, but overpaying for an acquisition is a bad thing because that’s on your balance sheet forever. That’s your IC in ROIC, and in business it’s all about ROIC. Of all the metrics there are, return on invested capital is the mother of all metrics to measure how you’re doing as a business. So, the purchase price is very, very important.

93.	I like to look at many, many companies, and I learn from every single one I look at. Every single company I’ve ever approached to buy, and it’s thousands of them, it’s like getting a Harvard MBA. You can’t get this in business school. You just can’t get it. It’s real-world insights into how you make money. I always ask these entrepreneurs, and I fall in love with these entrepreneurs or these CEOs of companies. I just fall in love with them.

94.	I’m so impressed with entrepreneurs who’ve grown companies from small to big, and created value by doing that. And, I just want to know “What are your secrets? How did you do this? Give me the whole story? Give me the history”. Of course, I relate to them because I have a similar background to them. I want them to tell me all the great stuff that’s happened, and tell me all the crazy stuff that happened because we all know a lot of crazy stuff happens when you’re in the business world and doing big stuff. All kinds of stuff come out of left field, and I want to know all that. I really want to understand that. And, even if I don’t end up buying the company because most companies I don’t end up buying, I benefit from that experience dramatically. I learn something new every time I hear an entrepreneur, a successful leader. How they grew that business and what they value and what emphasis do they put on.

95.	Josh King: Intercontinental Exchange (ICE) just completed its most recent acquisition. $11.9 billion for Black Knight in September, and a priority since closing as it always is with us is integrating their employees into the ICE community. Through your experiences, how do you ensure a smooth transition of people when making an acquisition? You’ve said some of your worst deals were with people that you didn’t quite click with across the marketing table.

96.	Brad Jacobs: I’ll never do a deal with someone I don’t like because I’ve learned the hard way. When you’re in the dating process of a deal, if it is going smoothly and there’s mutual respect and everyone is being constructive and trying to figure out ways to find ways to meet in the middle and to understand the other side’s position. Understand what’s important to the other side, and try and work around that. Much more often than not, it turns out to be a really good deal. There’s a correlation to that.

97.	I find just the opposite as well. The converse. In other words when the dating process/the negotiation process has been rough, and disrespectful, and just full of drama, there is a high correlation that later on that marriage/that acquisition is also not so great. There is a reason, and I haven’t fully understood yet, but I do understand this: regardless of why, certainly there’s a correlation between those difficult negotiated deals—deals that were negotiated in a difficult environment. A lot of times they don’t work out later.

98.	First of all, I’m making a lot of these guys rich, so I like to have a little bit of respect because I am giving them millions of dollars. And, I want to show them respect. I find that in a relationship, in business or in personal life for that matter, the most important thing is mutual respect. Both parties have to respect the other, have to listen to the other, have to try to understand with empathy what they value, what’s important. Both parties have to be committed to developing and culturing and nurturing a relationship. And, if you have that basic framework, that intentionality and that mutual respect, you can get a lot done.

99.	Josh King: Talking about respect, that 2018 short report didn’t show you a lot of respect writing about XPO. XPO’s stock was under attack, and the culprit as you put it was a capital management firm that specializes in hit jobs. The stock price went into freefall. It went down 26% in a day. Disaster seemed at hand. How were you able to fight back in a way using the falling stock price to your advantage?

100.	Brad Jacobs: We bought back $2 billion of our stock because the stock had come down because of this crazy report, and it wasn’t for fundamental reasons. Nothing changed in the business. The business was the same business it was when it was 26% higher the day before. It came down just because of this weird thing out there. So, when that happens, when something is cheap, buy. It certainly was on sale, and we ended up buying quite a large part of the company back, and so did some of our shareholders. Orbis bought a fortune of the stock, ended up quadrupling their money. They made huge amounts of money.

101.	There is a hedge fund here called Spruce House that also bought I think almost a billion dollars of stock. Something in that neighborhood. It was so gratifying a couple of years later when I got a letter over email from Spruce House saying “We’ve liquidated our position. It’s been a tremendous ride. I want you to know we made $500 million on this trade. Not only did we, the owners make 20% of that, ($100 million), God bless them. God bless America. But, that other $400 million went to pension plans who had invested in their hedge fund. To endowments of schools, to retirement funds of people—

102.	Josh King: Police, teachers.

103.	Brad Jacobs: Yeah. Everybody, just regular normal people. That’s a lot of money to be spreading around. That’s a lot of love to be spreading around.

104.	Josh King: A lot of love.

105.	Brad Jacobs: I was very happy about that.

106.	Josh King: Hats off to Spruce House and everyone who saw the wisdom in getting in at that point. So, after that XPO under your leadership has received so many accolades. The stock was named the seventh best performer in the Fortune 500 over the last decade. The company was named the fastest growing in the Fortune 500. Forbes in 2017 and 2020 named XPO to one of America’s best large employers. That’s a lot of success for one enterprise, yet Brad in 2021 and 2022 you decided to spin it out, spinning off GXO Logistics and RXO. Multiples, multiples, multiples. What made it the right time to make this move and spin off these two companies from XPO Inc.?

107.	Brad Jacobs: It was very simple. We were trading at about 7.5x, sometimes 8x EBITDA. Our competitors were trading in the teens. So, we dealt with that honestly and brutally. Why? We called all of our top-20 shareholders and said “What are we doing wrong here? We have a great company. We have a great contract logistics business. The only pure play in the world. It’s the largest pure play. It’s not the only one, but it’s the largest pure play. And it dominates e-commerce. It’s a tremendous organization. We have a fantastic brokerage firm. It’s growing 3x the rate of the industry. We have a wonderful LTL business that we’ve improved quite a bit since we bought it from Conway. Why are we getting this lousy multiple?”.

108.	There were two things that came back. One was people said “You have too much debt. You have like 4x leverage and that’s too much”. We said “Okay”. I mean I always liked some amount of leverage because it juiced the returns for the common shareholders, but there’s a limit. If you’re a private-equity-owned company, 4x leverage may be too low, but as a publicly traded company, there were a lot of investors that said “We can only have so much. We look at it as risk. That if suddenly we go into geopolitical event that causes a recession or a market downturn, that’s just too much leverage. We said “Okay. We need to bring down our leverage”.

109.	The second thing they told us was “You’re too complicated. You’ve got a warehouse business. You have a trucking business. You have an asset-trucking business. You have a non-asset trucking business. It’s just too complicated”. You have people who want to invest in the industrial play, and they would want to buy your LTL stock, but they don’t want your warehouse stock. They don’t want your consumer-base stock. And, people want to play in e-fulfillment debt. They want your warehouse business, your supply chain business, but they don’t want the other stuff. So, we said okay.

110.	People said “Why don’t you just sell this stuff off”? I said “I don’t want to sell it because I think there’s a lot of value still we can create”. And, we had a couple of banks come in, and they said “You ought to do spins”. I said “I’ve never done a spin, so let’s get educated”. I brought Wachtell in. They’ve done a lot of spins, and they gave us all kinds of memos to read. We read them all and studied them. We had some tutorials. We said “Okay. I get this. It’s going to be a lot of work. It’s going to be a year’s worth of work, and it’s going to be a big distraction from running the business, but if we segregate the company out into these pure plays, we’re probably going to get a much bigger multiple, particularly if we make them investment grade”. We made two out of three investment grade, and the other one is lightly-leveraged, but not too much. A little over two times.

111.	Fast-forward to today where we have completed those spins. We trade in the low teens. So, we’ve improved the EBITDA, and we’ve improved the multiple we get on that EBITDA. And, in the market that’s the two big things. What’s your profit and what multiple are you going to get on that profit? So, the spins while are counter-intuitive for most CEOs because most CEOs are trying to grow the company, and go up the ranks of the Fortune 500 in terms of the size, that was never really at all a factor us.

112.	The main factor for us—the only factor for us, for our investors was how do we get the share price up. How do we increase shareholder value? How do we make our investors a lot of money? For that is a wonderful, satisfying feeling. There’s no greater feeling that I can think of, of when your stock doubles or triples over a short period time, and you go and visit your top-20 shareholders, and people are standing up applauding you. It’s a great feeling. It’s very, very gratifying that people had confidence in you, people believed in you, and you delivered. And, you delivered in spades. So, that’s just a really great feeling. The spins were a way for us to deliver the value that we weren’t delivering.

113.	Josh King: Well, keep creating as many spins as you want just as long as they keep listed here at the New York Stock Exchange. We’ll have as many XOs as you can possibly muster.

114.	Brad Jacobs: New York Stock Exchange has been very, very kind to me. And, I’ve been up on that podium eleven times, and every single time is just a thrill.

115.	Josh King: Before the break, Brad Jacobs and I were discussing his rise in business from Amerex Oil to XPO Inc, and his new book How to Make a Few Billion Dollars out now from Greenleaf Book Group Press. Brad, I think a lot about trash when I’m at our place upstate. One of my favorite past times is separating paper from plastic from metal, and preparing everything in neat bags for the recycling before I head to the transfer station. But, that’s not how it really works in the big city. Let’s start this half of the show off with a little digression into garbage. What neat and tidy way did you see to make a few billion dollars in the messy business of waste management?

116.	Brad Jacobs: The oil business I had a great run in for a decade, but it was ending. I could see the trend ending because Bear Sterns and Morgan Stanley and some of the other banks got into oil trading competing for much lower margins than we were. The Japanese sogo shosha are the big trading houses—the Mitsubishis, the Marubenis, the Sojitz. They were getting into it again, so suddenly there were a lot of competitors willing to do business for much, much lower margins. Okay, well I needed to find another industry. This was a great run. We did well, but it’s time to find something else.

117.	And, I read a research report. I had an account. It was called the CMA account from Merrill Lynch. And, it was a report by a guy who ended up covering me, Bill Genco. And, it talked about how the two big industry leaders in waste management, one called Waste Management, and the other one then called Browning-Ferris Industries (BFI) were making about a half-a-billion dollars a year. And, I turned my then girlfriend now wife, and said “How hard can it be to pick up someone’s trash, bury it in a hole, and send out an invoice”? Compared to all the very sophisticated things we’re doing in oil trading which was a very complicated and difficult global business. I said “I’m pretty sure we could learn that business pretty quickly and do it. If they’re making that kind of money, we could probably figure out a way to make that kind of money too”.

118.	So, I came to the United States, and I interviewed about a hundred people from the leading waste management companies, and I asked everyone on the interview “If you were coming into this industry and wanted to capitalize it at a few million dollars upfront, what would you do to make a lot of money? What would be your best idea to make a big business plan”? As a result of all of those interviews, I came up with a business plan.

119.	The business plan was not to go head-to-head with the big guys in the urban areas or even the sub-urban areas, but go into the tertiary markets in the upper peninsula of Michigan or to the Appalachia in West Virginia and Kentucky or rural Mississippi. Buy up all the landfill capacity we could get, and then go to the collection companies that were hauling to those landfills, and buy as many of those up as possible, so we’d consolidate it and integrate it, and grow the margins. And, we certainly did grow the margins, and we compounded our earnings at 55%, and not surprisingly we compounded our stock price by 55% annually as well. So, it was a big hit.

120.	Josh King: Now, fast-forward from then to where we are today. GXO Logistics and RXO were company six and seven for you. Your eighth venture is QXO a building products distribution company. Can you give our listeners an overview of what you’re trying to do and accomplish, and the problems you’re trying to solve with the creation of QXO?

121.	Brad Jacobs: I love this industry—building products distribution. The reason I love this industry is it’s nearly identical in the characteristics of the other industries that I’ve made a lot of money in, and it’s large. It’s $800 billion in size just in Western Europe and North America. It’s growing. It’s growing at 7% annually. That’s a wonderful thing. You can make a lot of money in something that’s growing 7% annually even before acquisitions, even before improving margins, even before applying best practices. If you’re just an average company, just an average company, and the industry is growing at 7%. You can create some alpha there, but you can do all those extra things too.

122.	It’s fragmented. It’s $800 billion. The biggest guy is $30 billion, $40 billion. There’s no big company with huge market share in this space. Lots of opportunities to do acquisitions. There’re 7,000 distributors here in the United States or North America if you include Canada. There’s 13,000 in Europe. There’re 20,000 relatively small companies out there competing. It reminds me of equipment rental quite a bit. It reminds me of the waste industry quite a bit. It was very, very fragmented when I got into it. It wasn’t when I finished, but it was when I started. It’s an industry where bigger is definitely better. When you look down the P&L, one of the biggest costs is procurement. You’re buying stuff wholesale, and you’re selling it retail. I’m simplifying the business, but at the core that’s a big part of the business.

123.	Josh King: We’re talking windows, we’re talking doors.

124.	Brad Jacobs: Lumber—anything that goes in a house. Anything that goes in a commercial building. Anything that goes in infrastructure around the country. These are building products that are not going into the internet. They aren’t going to be done in the metaverse. Ten or twenty years from now, I think it’s a safe bet that you and I are going to go home to a real house with a real bed with a real bathroom with a real shower with a real kitchen and that’s reality of what’s going to be. There might be other realities going on virtual, but that reality is still going to be there.

125.	Again, one of the important things that I had on my checklist that I have to check for. There’s an opportunity to use technology to improve it because this industry there’s maybe a handful of companies that are actually doing some pretty cool stuff with technology, although they have a long way to go. But, still they’ve made a really good beginning.

126.	The vast majority of companies are not using technology for pricing, for procurement, for warehouse management, for inventory management, for e-commerce, for connections with the customer. They’re not doing route planning. They’re just not really using technology. They’re doing it all old-fashioned kind of like the way the transportation industry was 15 years ago. Kind of like the way garbage business was thirty years ago. So, a big opportunity to be tech forward and to apply technology to improve it.

127.	So, it’s an industry that attracts me a lot because I feel very familiar with it. I feel very familiar with it because of its characteristics, its traits. I also feel very familiar with it because a lot of the customers are similar customers to who I’ve had over the years. A lot of these same customers are LTL customers at XPO. A lot of these customers are United Rentals’ customers, except instead of renting, they’re buying here. I feel at home in this industry.

128.	Josh King: You titled a sub-chapter in your book AI is the Mothership of the Future. When we had one of the people that you talked about earlier, CEO Malcolm Wilson on for episode 314 of Inside the ICE House back in 2022, I asked Malcolm how he’s deploying artificial intelligence within GXO. I want to hear a little bit of his answer.

129.	Malcolm Wilson Audio: “In the actual warehouse it’s just a huge variety of tech. Pretty cool tech that we’re using, and mainly I have to say it’s kind of the collaborative robots. It’s close-to-person robots. It’s robotic arms. These machines do the different workstreams that we’re asking and putting in. It can be de-consolidating. It can be packing. All kind of manner of different activities, but they do it very accurately, very efficiently, and it’s one of the ways in which we’re able to move relatively big volumes through the warehouse very productively”.

130.	Josh King: Malcolm mentions using robots in the collaborative approach alongside the human employee. Is that the type of artificial intelligence you see being implemented throughout your companies, and how has its presence impacted your current and future pursuits at QXO?

131.	Brad Jacobs: Technology is on two levels—software and hardware. A lot of what Malcolm was talking about there is the hardware. It’s robots. We call them co-bots. They’re collaborative robots that are doing picking and packing or assisting the pickers to do picking and packing.

132.	There’s also including in the warehouse business a WMS system, a warehouse management system that uses AI to do inventory management, and to figure out using predictive analytics what’s the right volumes to be storing here for the customers. You’re saving the customer money. They’re not storing too much of stuff and tying up working capital, but they’re storing enough so they can fulfill their customer’s demands in a timely way. So, there is both components there, but when I was hearing Malcolm’s voice that you just played, first of all it’s heartwarming. I love Malcolm.

133.	Josh King: We all love Malcolm.

134.	Brad Jacobs: I saw him last night at the book signing. It was great to see him. And, you hear his south English accent. Is it south or north? I don’t know. A strong English accent. It just illustrates so clearly. The three guys I had succeed me when we divided the company up—Malcolm running GXO, the warehouse business. Mario running LTL, and Drew running RXO, the brokerage business.

135.	On a superficial level these guys couldn’t be more different. You heard Malcolm’s accent. Drew comes from South Carolina and sounds like he’s from South Carolina. You have to translate some of the words sometimes. Deep southern accent. Mario has this charming Lebanese accent, that’s sort of French. It’s just really a beautiful accent. They’re all different heights. Drew is like six foot three or something like that. Mario is short. And, their backgrounds and education levels—Drew is always proud about how he went to a school that wasn’t high-ranked even though he did very well. Mario went to MIT and got a master’s degree in machine learning or something like that.

136.	They’re all very different demographics. Very, very different demographics. However, at core these guys are identical. These are exactly the kind of people I like to hire. These are the guys who have the traits that I look for when I’m putting together what’s very, very important—a superstar team. A team of A+ players. For me that’s the most important element for how to make a few billion dollars, to go back to the book. It’s to get a team of superstars.

137.	And, as I write in the book, that means they have to have four traits that that they have to score an A+ on. They’ve got to be super smart. They’ve got to be completely honest. And, when I say completely honest—completely honest. They’ve got to be hard working. Fire in the belly. Hair on fire. Really want to work. Really passionate. Real strong desire to win, but win fairly. Competitive, but a sense of pride about how they win. And—and this fourth one is equally important to the other three—if you have the other three but not this fourth one, it’s a no go. They’ve got to be collegial. They’ve got to be collaborative. They’ve got to play well in the sandbox. They’ve got to get along with each other.

138.	You’ve got to create a team, going back to what we talked about at the top of the hour. We talked about creating a super organism. Just like an ant colony, or a beehive, or a human body. Where it’s all one organism that’s made up of micro-organisms, but it becomes one super organism that takes on the world to win and succeed. And, for that you have to collegial people. They can’t just be smart. They can’t just be honest. They can’t just have a high work ethic. They’ve got to work together as a team. We always say over and over again the cliché “Teamwork makes the dream work”. We repeat it pretty much every day. Sometimes multiple times a day. If you can get a team of people who are really smart, really hardworking, really honest, and they all get along with each other. They respect each other. They love each other. They really look forward to working with each other every day. Man, that’s how you make billions of dollars.

139.	Josh King: With Malcolm, Mario, and Drew you talked about the positive attributes needed to build the team, but as we begin to wrap up there are a couple of specific lessons in your book I wanted to discuss. One of which deals with effective leadership. Not what makes someone great necessarily, but obstacles to their success. What are the three impediments to effective leadership that you write about, and how could they get heads of industry back when they are trying to achieve their goals?

140.	Brad Jacobs: They all boil down to one effectively. At root it’s taking yourself to seriously and getting arrogant. This is the worst thing that can happen to a business leader. Even if they’ve had a great run for ten, twenty, thirty years, or however many years. If they start thinking that they’re invincible. If they start thinking that they’re the cat’s meow, they’re not. I’m not. No other CEO I know is. We all have things that are great, and we all have things we need to work on. If you start blinding yourself to that balanced view of yourself, you will fail. You will fail to detect threats to the business. You will take yourself to seriously.

141.	I’ve seen this so many times in so many industries where a company is doing well. They get arrogant. They think they’re entitled to be at the top of the mountain forever, and they get a little fat, old, and dumb and they let someone who is hungrier come in and chip away at them, and they suddenly are taking market share and taking a rug out from under them, and suddenly they’re not king of the mountain anymore. Some new upstarts come in whose got more fire in the belly than they have and has found a new way to approach the market. So, arrogance—hubris is the enemy of success in business. You can say that in life too. In relationships. What’s worse than a relationship with someone who is selfish?

142.	Josh King: A lot of books feature three to four blurb paragraphs at the back-cover jacket. How to Make a Few Billion Dollars has, and I counted them Brad, 36 one-sentence blurbs including one from NYSE’s president Lynn Martin, and a lot of CEOs who are listed here at the NYSE. Before you even get to the title page, you’ve made a lot of investors a lot of money over the years. Is this the chorus of the Brad Jacobs’ admiration society?

143.	Brad Jacobs: I’m admirers of them. All the people that I asked to endorse the book were people who I admire. I admire Fred Smith. I think Fred Smith, the chairman of FedEx is the most consequential person in the transportation industry since Henry Ford. There’s nobody that’s had a bigger idea than Fred, and then actually materialized it and created this global behemoth. FedEx is just amazing.

144.	Mike Moritz—way above my level in every way you can possibly measure. This is the guy who ran Sequoia Capital for a number of years now. He’s senior advisor to Sequoia Heritage which runs the money of Sequoia Partners and plus other institutional investors. He’s the master of taking small amounts of money and turning it into gargantuan amounts of money. I mean, he put in something like $10 or $12 million into Google, and it became worth $10 or $15 billion. He got into PayPal. He got into Sun Microsystems. He got into Netscape. The people who endorsed my book are people who I respect. They are my heroes. They are people I really, really cherish having a relationship with.

145.	Josh King: I’ll use the last question to touch on the first words of your book. They are directed toward your wife Lamia. In the dedication you extoll her teaching of the three Ps. Always be patient, pleasant, and polite. That doesn’t always go hand-in-hand with deal making, but how do those three Ps help make you a few billion dollars.

146.	Brad Jacobs: I think they do. I think in deal making, you must be patient. The other side is not on your timetable and couldn’t care less about your timetable. They have their own board of directors, their own partners, or they have their own estate planning they have to do. Or, if it’s a corporation they have their own corporate activities, the calendar, that they’re on. You have to be patient. You have to understand their timetable and be respectful for that.

147.	You have to be pleasant. You have to be pleasant in all your interactions. Every interaction that you have with a potential partner, a merger partner, should be a breath of fresh air. It should be a pleasant experience. You could say that for every relationship you have. Every relationship you have with everyone. How wonderful would that be if every time you interacted with someone it was a breath of fresh air. That’s a very mutually nourishing relationship.

148.	You have to be polite. There’s never an excuse to be rude. There’s never an excuse to be obnoxious. Now, I forgive counterparties when they’re rude because I have empathy. I’ve been through this so many times. When people are selling their companies, they can be kind of emotional. They can be irrational even. They can be impulsive. They can move backwards when they really should be moving forward. They’re under a lot of stress and a lot of pressure in a lot of ways. I give people a break on that stuff, but I’m not going to be like that. I’m not going to retaliate or be just because they’re bad I’m going to be bad. I’m going to be a nice guy.

149.	Josh King: You’re going to be a nice guy. Well, Brad this hour has been a breath of fresh air. Thanks so much for joining us inside the ICE House. You should get to ring the closing bell right now.

150.	Brad Jacobs: I can’t wait. Thank you, sir.

151.	Josh King: That’s our conversation for this week. Our guest was Brad Jacobs, chairman of XPO Inc, RXO Inc, GXO Logistics, and now author of How to Make a Few Billion Dollars out now from Greenleaf Book Group Press.

The following is a transcript of an interview of Brad Jacobs conducted on the Capital Allocators podcast on February 12, 2024. This transcript was prepared by a third party and has not been independently verified and may contain errors.

Capital Allocators Podcast

1.	Ted Seides: Hello. I’m Ted Seides, and this is Capital Allocators. This show is an open exploration of the people and process behind capital allocation. Through conversations with leaders in the money game, we learn how these holders of the keys to the kingdom allocate their time and their capital. You can join our mailing list and access premium content at capitalallocators.com.

2.	My guest on today’s show is Brad Jacobs, a career CEO and the founder of Jacobs Private Equity, his family office. Brad created and grew three platforms using a roll-up strategy that resulted in seven multi-billion-dollar, publicly-traded companies. He and his teams have raised $30 billion of capital, completed 500 acquisitions, created hundreds of thousands of jobs, and generated annual returns to shareholders in excess of fifty percent. Brad shares his playbook in his aptly named book How to Make a Few Billion Dollars. In December, he announced a billion-dollar PIPE into a new platform opportunity, of which $900 million is his personal capital.

3.	Our conversation is a masterclass in all aspects of leadership and management including identifying an opportunity, acquiring businesses, assessing people, managing talent, running operations, leading electric meetings, motivating and compensating team members, and embarking on his next platform investment. Before we get going, with all the buzz about iConnection’s Global Alts conference last week, I got to thinking about other types of connections. I found myself drawing parallels between Brad Jacobs’ measurement-driven management approach, which you’ll soon hear about, and George Michelakis’ measurement-driven investment approach. At the core, both start with a vision, develop goals in accordance with the vision, and articulate and measure KPIs that move towards those goals every day. That got me thinking about KPIs for spreading the word, and wondering if I hadn’t gone far enough to articulate KPIs to you. So, this week let’s give it a shot.

4.	First, hop on netsuite.com/allocators and download their KPI primer. Next, rather than just listening to Brad’s wisdom, listen twice and then write down your three most important take aways. When you’ve finished, send two emails to colleagues, peers, or friends to share those lessons and suggest they listen to the show for themselves. And, your final task is to go on capitalallocators.com and sign-up for that premium membership you’ve been meaning to for a while now. With all that extra work, you’ll be amazed at how much more you get out of the show. So, when I say “Thanks so much for spreading the word”, now you know what I mean. Please enjoy my conversation with Brad Jacobs.

5.	Brad, great to see you.

6.	Brad Jacobs: Great to see you Ted.

7.	Ted Seides: I’d love to kick this off in a different place. If we go way back to before the beginning of your business career, you spent some time travelling around learning about meditation. I would love to hear about that journey.

8.	Brad Jacobs: Sure, because it’s still a big part of my life, and I also think it’s a big ingredient of my success as well. So, when I was a teenager, 16 years old, I saw a poster of Maharishi Mahesh Yogi, and it said something like “Life is bliss”. And, I said “That’s interesting. That’s different. I’ll check it out”. Free lecture, so I went to it, and I learned TM, transcendental meditation, and I did it for decades twice a day. Over time, I started studying other meditation techniques. I also studied self-hypnosis in the Milton H. Erickson school.

9.	I also studied different cognitive therapy and therapeutic techniques, and I mixed them all together. I mixed and matched, and I took a little of this and a little of that, and I put it all together and customized it for what’s good for me. I still do it twice a day. I do some kind of technique in the morning and the afternoon that changes my state of consciousness, that changes my perception. That makes me think in very large, large arcs of time and space or very small minute molecular points as well. And, I go back in time—way, way back in time. Sometimes million and billions of years in time, and sometimes I go into the future.

10.	So, I do all of these neuro-linguistic programming techniques and other ones that just work for me. What do I get out of that? Number one, it is relaxing. It’s a form of distraction so to speak. So, it relaxes you and takes your mind off everything. It’s very engrossing. Second thing, it unleashes creativity. It does something in the brain that makes me think differently. It makes me think in a different way that gives me inspiration. Not necessarily at that moment, but later on it has a creative element to what I’m doing.

11.	The other thing it does is it puts my head in a good place. So, particularly the cognitive therapy techniques that I incorporate into it. It reframes a lot of problems into opportunities, and it corrects an unproductive way of thinking. Where problems are magnified. Where obstacles seem too difficult to overcome. It just puts me in a good place. And, I think a big, big part of business, to get to the punchline, is keeping your head in an effective place so that you’re not in a bad mood most of the time. Once in a while you can, but you come back to the zone. You stay in the zone so that all the decisions you’re making all day long—the people you’re hiring, the way you’re interacting with people, the acquisitions that you’re making. The investments that you’re making.

12.	You make all of these decisions one after another. That you’re thinking clearly. You’re not going to get a hundred out of a hundred right. That’s part of what I’ve learned about perfectionism and avoiding perfectionism, but you’re going to get a much higher percentage right if your head is in a good place. Conversely if your head is in a bad place, you’re going to make a lot of boo boos, and that’s going to come back to haunt you.

13.	Ted Seides: Where did your entrepreneurial interest first come from?

14	Brad Jacobs: When I was a teenager, I wanted to study meditation more. I was very interested in comparative religions and so forth, and I wanted to understand the answers to the deep questions in life. And, I also loved music, and I felt those things went together. So, the only problem was I didn’t have a lot of money. I had a few thousand dollars to my name. So, I figured I’d save up a hundred-thousand dollars, and I’d live off the interest because we were at much higher interest rates then. And, I got into oil, and one thing led to another. It was very successful, and I never looked back. But, I didn’t intentionally say “I want to get into business”. In fact, I looked down on business. I looked at it as an inferior way to spend your life.

15.	I have a painting in my office by Friedrich Kunath that has a saying that says “I can’t afford to waste my time making money”. It’s a very deliberate phrase—“I can’t afford to waste my time making money”. Making money is fun, and it gives you a certain level of things you can do in life that you can’t do otherwise. But, unless you really have fun doing it like I do, I don’t advise doing it. If I were to advise someone young about getting into the business world, I’d first want to screen them and say “Is this something you really, really enjoy a lot? Would this give you a lot of pleasure?”. And, if the answer to that was “No, but it would give me a lot of money”. I’d say “Don’t do this”.

16.	Because business is a pain in the neck. The business of solving problems all day long. You have to like doing that. You have problems with people. You have problems with competitors. You have problems with lawsuits. You have problems with investors. You have problems with vendors. You have problems with your product. There’s just endless amount of problems. If you enjoy problem solving. If you actually thrive on “Give me more problems, particularly big gunky ones that I can solve, and if I solve them, I’m going to create a lot of value for my shareholders”. If that’s something that entices you. That you feel “Yes. I could get up early and stay late to do that kind of thing”, get into the business world. And, you’ll have fun. But, if you look at that and go “Oh my God. That’s one headache after another headache. I’m just going to have that pit in my stomach all day long”. If you don’t think that’s a fun thing, don’t get into business. I think, but I haven’t reflected on it enough, I think it’s my enjoyment of solving problems, particularly people problems but also systems problems that makes me an entrepreneur. That makes me a business person. That makes me someone who has created a lot of alpha.

17.	Ted Seides: With that mindset, why don’t you take me back to the beginning of how you came to find this business strategy that you’ve executed repeatedly?

18.	Brad Jacobs: So, I’ve had two parts to my career. One, was ten years in the oil business. Then after that was in M&A strategy, starting around 1989. I’ve started five companies from scratch. I turned all of them into billion or multi-billion-dollar enterprises. We did about 500 acquisitions along the way. We raised about $30 billion or so of outside capital. But, much more importantly than the $30 billion we raised of debt and equity, is the magnificent amounts we returned to investors. Very spectacular returns. That’s my report card. That’s what I’ve measured my success on. How much alpha have we created.

19.	The first company I started was in 1979 when I was 23 years old. I had a whole whopping $5,000 of Bar Mitzvah money left over, and I formed an oil brokerage firm that matched together buyers and sellers of crude oil and refined products. Within a few years, we were doing $4.7 billion of brokerage volume. We were the first company to arbitrage between the oil itself, the physical markets, and the futures exchanges, which were just starting out then. I sold that business in 1983. I moved to London, and I started a crude oil trading company as a principal. We were in the right place at the right time, and it worked out fabulously well.

20.	After ten years of being in the oil business, the margins started to contract because you had new competitors coming in—Wall Street, Japanese, etc. So, I moved back to the states, and I formed what became my first publicly traded company, United Waste. United Waste was a plan to go into the tertiary markets. To go into the upper peninsula of Michigan. Go into West Virginia and Kentucky. Go into rural Mississippi. Buy up all the landfill capacity that we could get our hands on, and then buy as many of the collection companies that were hauling to those landfills, and form an integrating company of collection and disposal. We became the fifth largest solid waste management company in the United States. We had taken it public in 1992, and by 1997 we sold it to what was now called Waste Management for about $2.5 billion.

21.	The management team—we were part of the synergies, and I thought that was great because I wanted that management team. And, we researched many, many different consolidation opportunities, and we settled on construction equipment rental, and we formed United Rentals. United Rentals we started on Labor Day weekend, at my kitchen table down the street in 1997. By the second week in December, we were publicly traded on the New York Stock Exchange. Dan Tully who was the chairman and CEO of Merrill Lynch at the time, and who was the lead underwriter for that, said at the time that was the fastest IPO that had ever done. When you look through my career, speed is a characteristic you see all across it.

22.	Now, we became the largest equipment rental company in the world after a little over a year. Then, when I stepped down from United Rentals, I looked for another opportunity to do a very similar playbook, and I attacked the transportation logistics world. So, I started XPO Logistics in 2011. I did a PIPE, private equity into a public company. It was a very small-cap company. It had about $175 million of revenue. I applied the same exact playbook. Do disciplined M&A, integrate really tightly, apply technology, hire fantastic people, compensate them really well, but tie their compensation to results. It did very, very well. Fast forward to several years later, we had done 15 acquisitions between 2011 and 2015, having studied 2,000 opportunities. A couple of years ago, I was frustrated with the multiple we were getting. I talked to all our shareholders, and they said “It’s too complicated. You’ve got too many different things going on here”.

23.	So, we said “Okay”. We would listen to them. What we did is we spun off first GXO which became the largest pure-play supply chain company in the world in terms of warehouse management. About 1,000 warehouses and about 200-million square feet of warehouse space. And, then after that we spun off RXO, which was mainly the truck brokerage business, a tech-forward brokerage platform. Those three companies are all separate companies now—XPO, GXO, and RXO. I happen to chair all three of them. So, you look at XPO for my initial investors, and it was a 32-bagger. It was the seventh-best performing stock of the Fortune 500 over the last decade. United Rentals, pre-IPO, when I started it was $3.50 a share, and last I checked it was $575 a share, so it’s been much more than a 100-bagger. It was the sixth-best performing stock of the Fortune 500 of the last decade. United Waste Systems out-performed the S&P 500 by 5.6x. You would have made 5.6 times more money by buying United Waste than you would have buying the S&P. We had a 55% CAGR on the profit, and not coincidentally, approximately a 55% CAGR on the stock price.

24.	Ted Seides: So, this is how we made a few billion dollars. This is written in your book. You’ve just gone through a process to get ready to do this again. How did you decide where to start and create the platform for this new roll-up strategy?

25.	Brad Jacobs: I stepped down as CEO a little over a year ago at XPO. I had a great successor groomed, Mario Harik. He’s doing a fantastic job, and I became executive chairman. One wonderful thing that came about is I had more time. So, I used that time to do two things. One is I wrote this book, How to Make a Few Billion Dollars, and that was an interesting experience because it was very introspective and reflective. I didn’t even know if I was going to publish it in the end. I wrote it for myself at first just to get down on paper the things that I messed up over the decades, over my 45-year business career. Things I could have done better. And, what I do right.

26.	The teams I’ve led have obviously done something different than most management teams because the returns we made are very, very different than the average company by a large measure. So, what were those things? What were the things that we did differently, and made our unique way of doing business? So, I put those in the book. The second thing I did besides writing the book, was a I researched over 500 companies in dozens of industries. And, I screened for the handful of characteristics Ted that described the industries I’ve been in so far that my playbook worked in. I figured if I got in another industry that has similar characteristics and traits, there’s a pretty good chance the playbook will work here too.

27.	So, what were those criteria? First is size. Size is important because the best way to create value for me is scaling a business dramatically. Starting a business at zero and it’s billions or tens of billions in revenue within a few years. And, if that’s done carefully, if it’s executed with discipline, you are going to create alpha. Even if you mess things up now and then, here and there, you’re still going to create alpha as long as you do it with discipline and execute it in a good way. So, size of industry is important. That eliminates a lot of industries because if I’m going to create a company that’s tens of billions of dollars in revenue, I need an industry that at a minimum is hundreds of billions of dollars in revenue.

28.	Then, I look for growth. I look for industries that just by showing up Monday morning at seven o’clock, I’ve got some growth. I’ve got some price. I’ve got some volume. What we’re providing, there’s increasing demand for. There’s some positive trend that’s propelling growth in the industry.

29.	Then I look for M&A opportunity because that’s the single biggest lever—raising capital at a certain valuation. Deploying it at a better valuation, and then improving the margins and the returns of what you bought. In a nutshell that’s one way of mathematically looking at how you create a lot of value. So, I want to find industries that are fragmented. An industry can be big. It can be growing. But, if three players control 75% of it, where’s my play?

30.	I also like to find an industry where bigger is better. That’s not always the case. It usually is the case. Usually there are economies of scale, but not always. There are some service businesses that you’re better off having a local business really close to the customer, and there really are no advantages of being a national company. You’re actually adding extra cost and bureaucracy and slowing stuff down. But, most companies will be better if they’re bigger. They’ll attract better people. They can afford better systems. They can spread their SG&A off a wider revenue base. There’s usually a lot of advantages to size, but that’s something I need to check. That’s something that’s very, very important.

31.	The other thing I look for that’s worked for me in all my companies is tech. Is there an opportunity to be the most tech-forward company in the industry, and invest in technology so that you have a leg up on the competition? So, that you have a better handle on your costs. You have a better handle on all of your operating metrics. You have a better handle on your customer satisfaction. You have a better handle on your employee engagement. You have better feedback loops. I look at is as information.

32.	Ted Seides: When you’re doing this research in this year you had time to do this, and there are all these things you’re trying to get to, where did these ideas come from, and what work did you do to figure out “Is this the type of business you want to dive into”?

33.	Brad Jacobs: I used my network. I used my contacts, my friends, my connections. A lot of existing CEOs and some retired CEOs who had a little more time. And just said, “Here’s what I want to do. I want to be put a billion dollars to work, and I want it to be worth a lot more than a billion dollars ten years later. What would you do if you had the time when you’re at this point in your career? What would you do for a start-up?”. I got hundreds and hundreds of ideas. So, CEOs was one way. But, then I would pressure test the idea. I had my little kitchen cabinet. I had my friends at Sequoia Heritage. We had a regularly scheduled meeting usually once a week or every couple of weeks. I’d give them my ten things I was working on and say “What do you think of each one of these?”. Because these are people who think very critically. They’re seeing a lot of different industries. They’re not industry specialists. So, I’d hear what they had to say.

34.	I would talk to the banks. I would talk to the specialists in the banks—the experts in the banks. More for due diligence than for idea generation because the banks are really specializing in opportunities that someone can make 2x and maybe 3x, and think that’s a hero. For me, if I’m going to spend five or ten years putting all my life into something seven days a week and really win it, I want to win it. That would be a very bad, bad outcome if we only made two or three times after that period of time. So, I’m not looking to them for ideas as much as I want to talk to industry experts and show them my idea, and see if the idea that people have recommended to me or I came up with makes sense.

35.	I would also talk to investors. I would talk to Orbis. I talked to Adam Carr and Matt Adams who I respect a lot. They are also really smart guys. I would talk to MFN up in Boston, Michael DeMichele. And, then I’d get a family-office background too. I just want to get different opinions. I’m close to the Cercano guys out in the West Coast. Then I would talk to McKinsey. McKinsey is a consulting firm that I’ve used dozens of times over my career as and as bright as they come. So, I would test it with them, and they had ability to get data real fast, and they have tons and tons of experts there. So, I would cast a wide net with my network.

36.	Ted Seides: What are some of the opportunities that you dismissed that maybe other people think are attractive roll-up industries?

37.	Brad Jacobs: I don’t want to criticize other people who are doing something, and I wish them the best of luck, and maybe the returns aren’t the returns I’m looking for, but it’s still a good business. The things I dismissed are things where the industry wasn’t big enough, or there wasn’t enough growth, or very importantly, I didn’t like the long-term trend. Because one of the things I learned from my main business mentor Ludwig Jesselson, may he rest in peace, was you’ve got to get that big trend right. You can mess up a lot of stuff, and if you have the main trend right, you’re going to make money. Conversely, you can do a thousand things right, and if the big trend is smacking you in the face, it’s not going to work.

38.	So, you’ve got to get the trend right. So, I think a lot in terms of tech which is the most important trend in my opinion. The bigger trend in our lifetime is the trend of technology, and it’s accelerating, and it’s becoming more and more dominant. Particularly AI and automation or robots. So, I want to make sure I’m not in an industry where AI is my enemy and it’s going to smack me in the face. I want to make sure I’m in an industry where AI is my friend, and I can use AI to be more efficient and to be more cost conscious, and gather information faster. And, I can use AI to synthesize, analyze, and distribute that information fast.

39.	So, I want to find industries that AI is a good thing and not a bad thing. That ruled out quite a lot of industries. There were many, many industries that were interesting, but when I fast-forward a decade or so, I’m not so sure they’re going to be here. Or, I’m not so sure their margins aren’t going to be much lower than they are now. I don’t want to criticize other people’s industries, but there are many industries that AI is going to very much disrupt. And, I don’t want to be in one of those industries. Fortunately, I picked an industry that I think AI is going to be our good friend.

40.	Ted Seides: What’s an example of something you got close to and decided not to pursue?

41.	Brad Jacobs: Oil and gas. I was thinking about returning to my roots of energy. Spent a lot of time in Houston, and a little time in New Orleans, etc., and talked to a lot of oil folks. Love the business, and couldn’t raise money for it. I talked to the 17 or so sovereign wealth funds and pension funds that I’m traditionally close to in Singapore and Canada and the Middle East, and I say “Hey look. I’ve found an industry here that is out of favor because of ESG, but it’s not going away for a long time. We don’t have something to replace it with yet, and you can buy things for two or three times cash flow. How can you go wrong doing that? It’s really, really cheap. Value is important, and particularly with M&A, it’s the IC in ROIC, so having a low IC is very important”.

42.	So, I was enamored with it. There are so many opportunities to buy things. You have your money back in two or three years, and then you have this annuity so to speak for ten, fifteen, twenty years of your capital is already back to you on an unlevered basis. But, nobody wanted to finance this. It was just one after another of “We’d love to support you, but we’re not going to support you in that”. For their own reasons, ESG, and so forth. So, we said “Okay. Well, I can’t do that”. Raising capital is an important part of the business plan. You’re not going to be able to execute a big M&A plan unless you have access to capital, particularly equity. So, I came close to doing energy, but it wasn’t going to work.

43.	Ted Seides: If you look back at say XPO (it could be any of them), as you’re executing this roll-up strategy, to do that many acquisitions—you mentioned speed earlier, how do you think about the diligence process of doing something quickly?

44.	Brad Jacobs: You have to know what you’re diligencing. You have to know what are you trying to look for. So, you need a team in place that knows what they’re doing. And, you have to focus in on the stuff that really matters and don’t waste time on the silly stuff that really doesn’t matter. Sometimes you see people hire a consultant. They pay them literally four or five million dollars. They put this big, big report together. What is the purpose of that report? The report is for the management team that’s buying it to cover their butt. So in case the deal doesn’t work out they can say “Gee whiz. We had this big, big report with millions of dollars, and it said it was a great deal”. I’m not concerned about covering my butt. I’m concerned about succeeding. I want to focus in on what really matters.

45.	I find I can do that through online, through industry checks, and most importantly through interviewing face to face the top dozen or so executives. I want to spend an hour, and hour and a half with each one of the management team members, and I just want to have an honest conversation with them. Just a very basic, candid discussion of “So, if this was your money, would you do this deal? Am I doing something intelligent here, or am I going to lose money?”. If end up losing money, if it turns out to be a bad deal, what’s that going to be? Why is it going to be a bad deal? And, if this turns out to be an outrageously lucrative deal, why do you think that’s going to be. So, I find if I can just interview those top managers, I have 90% of what I need to know.

46.	Now, of course we have to do the diligence that the lawyers need. We have to do the diligence that the lenders need if they’re involved. We have to do the basic fiduciary stuff, but I don’t like to overdo it. I like to just do not quite the bare minimum of that stuff, but towards the bare minimum. Essential stuff that we must do, but not do all the little stuff that’s really not important. And, I want to spend a lot of time understanding the culture. I want to understand the people, and I want to understand the systems. Ironically, I want the people to be great. I’m not really upset if the systems are bad because I can put in good systems. That’s something that I like. I like it if the main risk in an acquisition is execution. It’s operational excellence because we’re operators. We know how to go into a business and run it well for high levels of customer satisfaction, high levels of employee engagement, and get everyone focused on making money in an honest way. Making a lot of money and killing the competition instead of killing each other is what I titled one of the chapters in my book.

47.	Ted Seides: What’s the cadence of deals you’ve done in the past?

48.	Brad Jacobs: It’s varied. When I started doing M&A—United Waste, United Rentals where we did hundreds of acquisitions, there I did a lot of acquisitions in a short period of time. So, sometimes we did a couple of acquisitions in a week. Sometimes they were smaller acquisitions. And, then once in a while, we’d do a large acquisition, and then we’d stop a little bit. I typically do large deals in pairs. Not always. I like to do two large deals near each other and then stop and digest and integrate. The reason I do that is I don’t want to have to do two organizational charts. I pay a lot of attention to organization charts. So, in 2015 we bought Nobert. That was a pretty large acquisition. They were in dozens of countries.

49.	Three months later we bought Conway here in the United States which was also a large acquisition. Both were publicly traded companies. Some people said “Well isn’t that risky? And, isn’t that inefficient doing two deals right after each other?”. I look at it just the opposite, and fortunately I turned out to be right. We bought these two companies, and then we stepped back and didn’t do acquisitions for a while, and we just integrated it. We did a global organization chart. We recruited people who were used to functioning on that scale, and we integrated them all in one global HR organization, one global IT organization, one global sales and marketing approach to the market. Everything one. “One XPO” was our mantra for the whole global organization. That worked out really, really well to do it like that.

50.	Ted Seides: How do you go about integrating these acquisitions?

51.	Brad Jacobs: When I do an acquisition, the first and foremost topic at hand is people. People, people, people, people. The entire focus is on the people. I want to identify the great talent. I want to keep that talent. That is the very first thing that’s important. I also want to identify who are our weak performers that really the rest of the team doesn’t want them on the team because they’re not contributing. And, I want to be generous with them, and give them nice exit packages, but I want to exit them. Figure out who the team is, is the very, very first thing to do.

52.	The second thing I do is I ask everybody in the company something that they’re usually not asked, which is “What had you been doing prior to me buying the company that was great, and that I’d be stupid if I changed it? What are the things that made this company fantastic”? and, I listen to all that because you hear a lot of really good stuff. I ask the converse of that too. I say “Now, tell me all the stupid stuff because we all know there’s stupid stuff in business. Tell me the thing that frustrates you the most. That over the years you just were pulling out your hair, and maybe you just gave up in the end. Of ‘Boy, we’re just inefficient here. There’s waste here. We’re doing it backwards here. We’re doing extra steps in this. We’re annoying customers doing that. We’re not being straightforward on this. The tech is doing that, but it should be doing this”.

53.	We get this list of thousands and thousands of ideas of how to improve the company from just the answers to those two questions. Then we stack rank them against return on capital, return on time because you have to take into consideration both of those. Then we pair the list down. That becomes our alpha-creating list. That’s our plan. That’s our business plan. It’s based on a crowd-sourced investigation of what’s been going well, what could be going better. Then, we assign every single one of those tasks to someone. There may be a team. There usually is a team behind them. But, I always like to assign it to one person to be in charge of it. To own it. It’s their responsibility. They’re going to be accountable for it.

54.	I have a weekly meeting with all of the people in charge of all of these items. It’s a very simple meeting. Are we red, yellow, or green in terms of progress we expected to make in achieving this goal, and if we’re yellow or red, what do we have to do to make it green. That’s the process. At the same time that I’m doing that, I’m assessing the people. I may be tinkering with the compensation to tie them to these new goals. We’re developing the business plan. I do very intense integration. I actually find that with technology integration, going slowly is more risk than ruffling some feathers and doing it right away. I like to have one system. I like to have one system of everything.

55.	The basis of our business is the MOR—the monthly operating review. The monthly operating review is the hallmark of how we run a business. Where we’ve all agreed on a vision. We’ve also agreed on what are the steps to achieve that vision. We’ve also agreed to stack rank the levers of importance, that will move the needle the most. Then, with the monthly operating review, we take each one of those KPIs, those key performance indicators, and we put one on a page. Not a hundred or fifty on a page, which you see on so many business reviews and the majority of them can’t even follow what’s going on here. We put one on a page, so we have thick decks, but there’s not much information on each page, but it’s the important information.

56.	And, it will have one bar that’s black that’s the goal, and then it will have another bar right next to it that’s either taller and green because we beat the metric, or shorter and red because we missed. It will be in simple English. Hopefully, one sentence at maximum two—why? Why did we beat it, and let’s keep doing that, or why did we miss it, and what are we going to do to fix that? The end result of this monthly operating review process, and it’s very formulaic. It’s very methodical. The end result is to have a list of what we’re going to be working on. What is the to-do list that’s going to keep creating margins going up, return on capital going up, pleasing the customer, getting a more engaged workforce—all of the things that go into making a fantastic company.

57.	Ted Seides: What are some of the challenges that you run into integrating acquisitions?

58.	Brad Jacobs: This goes back to the people. You’ve got to get the people right. We’ve got the people right almost all the time. There’s been a few times where we had doozies, where we promoted someone to be in charge of something, and they weren’t the right people. We usually figure those out pretty quickly though because we have that monthly operating review process where we’re zeroing in on the most important numbers, and we’re benchmarking the whole organization. So, you’re always seeing in real time who are the managers who are hitting the leather off the ball, and you’re seeing the managers that are falling behind. Sometimes you’ll go for a few months or a few quarters, and it’s the same people who are not doing well, and you have to make a change.

59.	Ted Seides: How do you go about assessing the people that you bring on to your team?

60.	Brad Jacobs: If you give me a fantastic team even if the market is not so great, I’ll still figure out a way to zig and zag and create a lot of money. If you give me A+ players. People who are smart. People who are hungry. People who are hardworking. People who get a long with each other. These are the things that I look for. I screen very intensely on the interview intake of these people. And, I have a 45-point questionnaire which I put in my book at the end of it in the appendix that gets to these issues. The interview process is really to figure out, is this person super smart? They better be at least smarter than me. That’s important. I don’t want to be in rooms with teams that are not as smart as me. I want to be in rooms with people who are smarter than me.

61.	These people have grit. They have work ethic. Do they really love the job, or is it just a job? If it’s just a job, I don’t want them. There are plenty of other jobs. If it’s passion, if they really are all in on this, and this is something they really enjoy doing, and they love coming to the office, I want to get them. Are these people honest? We screen for people who are super high integrity because if you’re on a team, and some of the people are bent. Some of the people are not totally straight. Some of the people are not totally honest. And, you’ve got to be second guessing them or interpreting them or looking over your shoulder, it kills it. It kills the whole vibe. You need people who are completely honest, so that what you see is what you get, and you don’t have to spend any time analyzing what they’re saying.

62.	You need to have people who are collegial and collaborative. I don’t mean people who are just going to agree with everyone falsely. I mean in fact just the opposite. I mean people who can help create an atmosphere and environment where you’re encouraged to disagree and to provide dialectical opinions, meaning looking at things from different points of view, but do so in a nice, respectful way. I screen for people who are genuinely respectful. Sometimes people are just not respectful in life. Due to their education, due to their genetics, whatever. They’re just not nice people, and I don’t want those people. I want people who are kindhearted. I want people who are compassionate. I want people who play well in the sandbox and get along with each other.

63.	So, I need superstars. I need superstars that embody these qualities. You give me that, and if I have to adapt the business plan a little bit, or the strategy a little bit due to change in circumstance or maybe lack of foresight, I can do that. I’ve got the team to do that. We’ll get to the right decisions because we have the right people, and we have the right culture that allows people and encourages people to respectfully disagree with each other. That’s the main thing I work on. Now, there’s hundreds of other things, but that’s the thing that I just cannot get wrong. That’s the thing that’s so important to get right, and if I get those things right—the human qualities, the rest is a breeze. One of the most expensive mistakes you can make is hiring the wrong person. It’s a big, big cost to hire the wrong person. A lot of things if you’re right nine times out of ten, that’s fine. With hiring, if one out of ten people or ten out of a hundred people that you’re hiring is a doozie, it’s really expensive. That’s very costly. So, you want to be really careful on the intake of you hire.

64	Ted Seides: How do you think about those mistakes because inevitably everybody makes mistakes?

65.	Brad Jacobs: I like to do post-mortems. When we’ve made a mistake and someone didn’t work out, I like to honestly assess “What did we miss here? What did we think was X and it really turned out to be Y? Was it a cultural misalignment? Was it that we thought the person was really super smart, and it turns out they’re really super smart in the interview process, but not in reality? Was it we thought this person was a great leader, but it turned out they were a turkey? They weren’t nice to their people”. You cannot be not nice to your employees. The people that you manage have to respect you, like you, and want to follow you. You have to be a good leader. Sometimes we’ve gotten people who are really good at checking all of the other boxes, but the personality and charisma wasn’t there. The character wasn’t there. We try to learn from that, so we don’t make those same mistakes going forward.

66.	Ted Seides: You mentioned earlier the importance of information and keeping track of what all these people are doing. How do you use information to increase the operating results?

67.	Brad Jacobs: When I’m looking at running a company, I’m looking at it as information. I’m looking at it as “How do I have all these feedback loops within the different stakeholders, within the different constituents”? I have employees. I have investors. I have customers. I have vendors. I have regulators. I have all the usual stakeholders. I need to know what they’re thinking. I need to know what’s going through their mind. The company has to be very much in tune with what employees are thinking about the company. The management has to be very, very in tune with how do we get more collaborative relationships with our vendors, so we can earn and deserve better price and terms.

68.	We have to know what our owners think, what our shareholders think. We have to be very, very in tuned with the people who have given us their dear equity, and expect rightfully so a lot more money back than they gave us. We have to know what they think. We have to be hearing what they want. They own the company. We need to know what they as partners, as investors want. So, all these feedback loops are very, very important. I spend a lot of time making sure we do have intense feedback loops, so information is flowing.

69.	Another way we use information is best practices. So, when I’m running a business, whether it’s a waste management company, or an equipment rental company, or a transportation company, it’s dispersed all around God’s earth, and I need to figure out to know what’s working and what’s not working. So, you could argue that the most important challenge for a CEO of a large, dispersed business is to find out the places where there are spectacular results, and then figure out why. Why is this branch, or district, or region killing it? They’re just crushing it. They’re doing much, much better than their benchmark. Then, how do you transfer those best practices to other parts of the company, so that you lift up? Everyone gets the benefit of what’s really working in a place.

70.	You have to unleash that information. You have to get it out from being trapped in just one location and get it all over the place. The other side of the coin is true too. You look at from the benchmarks what’s not working. What’s on the low end of the curve? Who is under performing on the various metrics that matter? Why? Why is it doing that? And, usually it’s the people. Usually it’s the managers. I’ve learned that. You put a great management team running a district or a region. Maybe not right at first. They’ve got to do some fixing upping or turning around, but give them a little bit of time, and boom. They’re outperforming the rest of the company.

71.	Sometimes it’s not just the management though. Sometimes it’s practices. Maybe you’re spending a little too much time on cost control and not enough on customer service. Maybe you’re not spending enough time on cost control, and you’re getting all filled up with extra costs that’s unnecessary. You’re not watching your headcount, for example. So, figuring out the why of the numbers, and then transplanting that all around the company is a big, big value add.

72.	Ted Seides: Once you have everyone on the team, I’d love to hear more about how you work with them on a day-to-day basis. So, maybe start with the idea of delegation.

73.	Brad Jacobs: You want to delegate everything that you’re not either uniquely qualified to do, or you do it better than everybody else, or it’s not so high-value that you need to do that, but pretty much everything else, you want to be getting off your plate to people who are competent, people who are diligent, people who are capable, and they can do it just as well or maybe better than you can. You don’t want to micromanage things that you don’t have to micromanage. You want to micromanage the stuff that is really high-value, and this is why you have that job in leadership.

74.	So, delegation is important. You can’t take everything onto your plate. You won’t be able to sleep. You’ll be tired. You’ll be overwhelmed. So, you need to delegate quite a bit. You need to empower people who deserve and are qualified to be empowered which goes back to the screening for the people. I interact with my management team, and my management teams interact with the people they lead very intensely. So, we’re not operating in silos at all. We’re meeting with each other, officially, formally on a certain cadence. Usually once a week, sometimes twice a week if there is a big strategic thing going on. Sometimes more than that, but certainly no more than every other week on a regular basis. We have frank conversations of what’s working and more importantly what’s not working, and what can we improve.

75.	There has to be this trust where we really like each other. We admire each other. We really respect each other. And, we really like interacting with each other. I can trust you to tell you the truth of what’s bugging me. What I’m worried about. What’s stressing me out. Where I think we could go wrong. Where are the banana peels I think we could slip on. I need to trust someone to confide in them that I know they’re not going to go and use that to my disadvantage, but they’re actually going to help me. They’re going to be my partner. Real partner. That’s a two-way street. It’s the manager to the person being managed, but it’s also the other way too. It’s a two-way relationship there. So, a lot of communication. I like to “over communicate”. I try to figure out ways to “over communicate” in as many ways as possible. Through as many modalities as possible.

76.	When we do our employee surveys, which I’m religious about. We send out a succinct questionnaire to every employee in the company every three months that says just a few questions. Number one, rate your level of job satisfaction on a scale of 1 to 10. Questions number two, what would it take to make it a 10? Question number three, what’s your single best idea to improve our company? Then I have the senior management team read every single response that we get. We get big engagement on this. At least we get 80% engagement, and sometimes we get more than that. People like being asked these questions because it’s a form of validation.

77.	We human beings like being validated. By asking someone’s level of job satisfaction, what is the message you’re giving them? The message you’re giving them is “I care about your job satisfaction. I want you to be happy here”. The message you’re giving is “If it’s not a 10, how can I make it a 10? I want to invest in our relationship”. Any relationship is the same principle, but the employee relationship is the same thing, so they feel good about that. Then, that third question of “What’s your single best idea to improve our company?”. Okay. Now you’re getting thousands and thousands of ideas from people who actually know what they’re talking about.

78.	These are not outsiders or third parties you’re bringing into the company. These are frontline employees. These are mid-level managers. These are people who are in it all day long. These are people who are interfacing with the customer, interfacing with the vendors, interfacing with everyone. And, they’re responsible for hitting the numbers, and you’re hearing from them tremendously valuable data points of what we’re doing wrong and messing up and gotta to fix that, and what are the things that we’re so much better than the competition because we’re doing XYZ, and let’s do more of that stuff. We have everyone listen to those, and then we turn them into action points, and assign people responsibilities and tasks for each one of those. That form of communication is really, really important. But, that’s only one example of communication.

79.	I love internal social media. So, we use a platform called Workplace by Facebook. It’s basically like Facebook, but you have to be in the company in order to be on it. And, I don’t like to have one of these social medias where they’re edited and they’re moderated, and it’s all a bunch of propaganda. It’s a whole bunch of “rah, rah, rah aren’t we great”. That’s nice to hear that, but it’s equally important and valuable to hear “Hey. Help me. We’ve got a problem here. Red flag. Red flag. Look at me. Listen to me”. That, we see on the internal social media too. We don’t have meetings for the sake of meetings. That’s a bad thing actually. We have what I describe in the book as electric meetings. Where everyone is on the edge of their seat for the hour, or the hour-and-a-half, or however long the meeting is. Everyone is very tuned in to what’s going on, and we’re actually talking about the things that are important, that are game changers. People like being a part of those meetings.

80.	Ted Seides: How do you go about creating those electric meetings?

81.	Brad Jacobs: There’s three ingredients. Number one, you have to have the right constellation of people in the meeting. Number two, you have to have a crowd-sourced agenda. What I mean by that is if I’m leading that meeting, I’m not setting the agenda. I’m asking everybody ahead of the meeting “What do you think we should talk about? What are the most important things we can talk about as a group at this important meeting we have coming up that can move the needle? (Every meeting you have is important, otherwise we’re not going to have the meeting). That can help us meet our goals. Remember, our goals are blank, blank, and blank. What should we talk about as a group, using this valuable time, that will help us meet our goals more”?

82.	Then, I have everybody vote on those, so maybe they’ll be 100 to 150 ideas of what we should talk about. So, we send it all around on an app, and we have everyone vote on every single one of those on a scale of 1 to 10. I love 1-to-10 scales. I like to form then in terms of questions because then we go around the room, and everyone answers the question. And, how important do you think this question is to help us meet our goals? Is it a needle mover or not? And, then based on that ranking where people have democratically voted, the ones that have the highest scores, that becomes the agenda. We go down the agenda from the highest ranked ones until we run out of time.

83.	Then, I also ask people before the meeting because we don’t do PowerPoints at meetings as a general rule. We do discussions at meetings—interactive, lively discussions. We have really good conversations that people are very engaged in. We read them ahead of time, and I ask people ahead of time on the app “Okay, you’ve read the deck, and you’ve read the questions that have come in from people. What are your top one or two takeaways”? Some people can’t help themselves, and they write five or ten takeaways. I try to limit to one of two takeaways from what you read. What is something you read it and said “Hmmm” or “Aha” or “Yes. I hadn’t thought about that” or “Wow. This is a really important point. We should definitely zero in on this. This is valuable. This is something that moves the needle. This is something that can make our company better. This is something that can elevate our customer experience. Or, this is something that can take out unnecessary costs. This is something that is important to talk about”.

84.	And, then everyone sees what everyone wrote. They don’t see who wrote it, by the way. I keep it anonymous, so we have real honest feedback. Now, we come into the meeting with the right group of people, with an informed group of people because they’ve read all of the deck ahead of time, with an agenda that’s been crowd sourced, that everybody has bought into because it’s their agenda. It’s not me coming down from the mountain like Moses with all the answers. Which by the way as a leader is very liberating because you don’t have this burden on your shoulder to be this genius. Of coming up with “Here is the most important things we should focus in on”. It’s really an arrogant attitude when you think about it. It’s really hubris to think that “I’m smarter than everyone in this room put together”. It’s not effective for me to set the agenda. I have a role in the agenda, but I’m not setting it. I’m crowd sourcing that agenda.

85.	The third element, in addition to getting the right people and to crowd-sourcing the agenda is creating an atmosphere, a set-up, a culture, an environment where people feel it’s not just okay, but it’s encouraged and even will be rewarded to disagree as long as you do it respectfully. This third prong that I’m describing now is a really important prong because you can have the right people. You can have the right agenda, but if people don’t trust the other people, or don’t respect the other people, or don’t communicate in a way that’s uplifting, it’s not an effective meeting. An effective meeting is where it’s a good thing, where people are dialectical.

86.	I try not to use big words, and dialectical is a big word, but it’s a good word. Meaning looking at a situation or a problem from multiple directions. It’s not black and white thinking. It’s not dichotomous thinking where it’s either this or that, or subject to what’s one of the worst ways to think in life which is “I have all the answers, and I’m 100% right no matter what evidence comes. I’m never going to change my mind because I’ve got it all figured out, and you have to agree with me, and everyone else has to agree with me, or else that’s awful”. That’s really stinking thinking, as they say.

87.	So, it’s not that at all. It’s an atmosphere where it’s a really beautiful thing to be in a room with people where you’ve got a great, honest relationship where it’s okay to disagree, and people are trained, and people have discipline to speak in a respectful way. So, I can disagree with you or you can disagree with me on something. I may look at something and see a glass half empty, and you may see a glass half full. Guess what. We may both be right. There may be elements of the way you’re looking at it, and the way I’m looking at it that are equally valid, but I was looking at it one way, and you were looking at it another way, and we weren’t getting the full picture. By having a nice discussion where you’re telling me something different than what I thought and vice versa, we both walk out a little more enlightened from that discussion, and we both now have a broader perspective that makes us better managers.

88.	That makes us better executives. Makes us more able to create alpha. You’re not going to be able to create alpha if you think if you have all the answers, and you’re never going to change your mind. You’re much more likely to create a lot more alpha if you have a group of people who are super smart, and are interacting with each other in an enlightened way, in a nice way, with differing points of view. And, you have an open mind to change your view based on what other people say. So, those are really the three things that I need in order to have an electric meeting.

89.	Ted Seides: In the context of bringing the right people together, I’m curious how you decide who the right people are, and how many of them can optimize a meeting?

90.	Brad Jacobs: Earlier in my career I used to have these monstrously large meetings with 50 to 75 people. I’ve learned over time that you’re better off with a smaller amount of people. In the companies I’ve run, I’ve always felt 15 to 20, maybe 25, maybe 30 if it’s a quarterly operating review. But, if it’s a standard monthly operating review, or if it’s a task force, I’m better off being understaffed in terms of those meetings because the trust factor is more. The respectfulness is more. There’s less politics and less posturing and less peacocking. You have these larger and larger meetings, and people tend to peacock more. They tend to care more about not making a full out of themselves, not saying something stupid.

91.	I say stupid stuff all the time, and then people shoot it down in a nice way, and I benefit from that. I want people to feel free to think out loud. I want people to feel free to think together. You have to have people who are the smartest people about that subject matter, and whose opinions matter because they’re knowledgeable and they’re leaders. You sometimes want to have frontline employees too, so you’re not just getting it from a high level. But, maybe you want people from mid-level, and you also want people on frontline. Now, regardless of who the people are, there’s a few basic rules that apply to making an effective meeting in my book, that’s worked really well for me, and that I’ve honed over the decades.

92.	Number one, no one is going to have any devices on. Nobody is going to be checking their emails. Nobody is going to be sending text messages. Nobody is going to be surfing the internet. Not during a meeting I’m involved in, or any of our leaders are in. That is a cardinal rule. You’re going to have no distractions, and one person is going to speak at a time, and only one person. You’re not going to speak over people. You’re not going to be interrupting people. You might raise your hand that you want to interrupt. We have a lot of discussions where they’re very animated, and people are leaning in over the table waving their hand. They want to talk, but they’re not going to start interrupting people. That person has the floor at that moment, and they deserve to be able to talk. So, we’re not going to be having side conversations. You’re not going to be in a meeting where someone is expressing an opinion or a belief or an idea, and a couple of people around the table are whispering to each other and rolling their eyes. That is not going to happen in one of our meetings. That is an ineffective way to create a group to succeed.

93.	We’re going to have one person speak at a time, and we’re going to give that speaker our full attention. 100% full attention. Everyone’s eyes are looking at that person’s face. Everyone’s ears are listening to the sounds coming out of that person’s mouth. Everyone is fully in tune with that person. People are very joined with that person spiritually so to speak. That’s a powerful thing. That’s a powerful thing for the person speaking. Again, it goes back to validation. And, people are on their best when you’ve got everybody’s attention. You really get in the groove.

94.	And, it’s a powerful thing for the room because if you have a normal, typical meeting in a normal, typical company that’s generating average alpha, people are going to go to a meeting, and after the meeting they’re really not going to have heard a significant percentage of what people said. That’s not good. The purpose of the meeting is to transfer knowledge. To transfer information. To learn from that. To benefit from that. If you’re not actually hearing what people are saying, how are you going to benefit from that? That’s not a real conversation. So, full attention with an open, receptive mind.

95.	So, with what I like to call non-judgemental concentration. Where I’m concentrating on a person. I’m blotting out the whole rest of the world. The world will still be there after the meeting is over, but right now I forget about the world. Everyone in that room has to concentrate, concentrate, concentrate on the person talking, and what they’re talking about. I actually banned our Chief Customer Officer from operating reviews for a year because he couldn’t abide by the rules. He violated the rule of talking while someone else was talking after five or six times. I warned him. I said “I love you, but I’m going to have to kick you out of these meetings because you’re messing up the vibe”. These basic rules of how to run an electric meeting work, and they make us have different types of meetings. Very productive meetings where we can accomplish big stuff in short periods of time. They don’t work if you don’t follow the rules. So, I hold people’s fire to following the rules.

96.	Ted Seides: You mentioned perfectionism early on, and I’m curious what some of your big mistakes have been and lessons from them.

97.	Brad Jacobs: I’ve made a lot of mistakes, Ted. Because I’ve been very busy—very, very active since 1979 with almost no stops including weekends, so I’ve been making lots and lots of decisions. Thousands and thousands of decisions on all different subjects. The vast majority of my decisions have worked out. The major decisions have worked out, but I’ve done dumb stuff. I talked about it in the book. I’ve done dumb stuff with people. I’ve promoted the wrong people. I’ve trusted the wrong people. I had higher regard for someone than they turned out to be, and we had to mop that up. One thing we do is identify and solve problems quickly, but I’ve caused problems with having not the right judgements on certain people. I’ve gotten much better at that overtime. I’ve made mistakes on technology. I made mistakes on integrations. I made mistakes on compensation plans. I made mistakes on balancing customer service and investing in capex. And, do you run a business for cash flow, or do you run the business for higher margin? I’ve made tons of mistakes all across the spectrum. I’ve made a mistake in every category that you can make a mistake, usually multiple times over the decades. But, that’s part of the game.

98.	You started this interview talking about meditation and cognitive therapy and how you use your mind. I studied under Albert Ellis, who is dead now. He was a great psychologist in New York. What I learned from Albert Ellis was you’ve got to kill the perfectionism. He had a phrase. He said “We human beings because of our evolutionary background—how we got to where we are. We’re all fallible (I’m not going to say the exact word, but) effed-up human beings”. “We’re fallible, effed-up human beings”, and if we can accept that as a fact, as truth that I’m a fallible effed up human being. You’re a fallible effed-up human being. All the people are fallible, effed-up human beings. Life as a whole is fallible and effed up, and nobody is perfect. I’m not perfect. You’re not perfect. Life is not perfect. Nothing is perfect. Everything has got defects in it. Everything is messed up in some way.

99.	If you can grasp that, if you can comprehend that, and if you can accept that, you’re going to be a lot happier, number one. It gives you great relief because you lose that demand that you and others and life has to go swimmingly well and perfectly. Otherwise you get frustrated. If you expect it, that it’s going to happen that things are going to go wrong, and you are going to make mistakes, as long as they aren’t major ones, that’s okay. It’s expected. If you can grasp that, that we’re not perfect people. We’re very perfectly, imperfect people, and so is everybody else, then you will be in a much better place psychologically.

100.	So, I don’t beat myself up for making mistakes. I make mistakes every day. I make mistakes every week. You’ve got to be able to detect them fast. You’ve got to be able to correct them fast. That goes to culture. That goes to systems, processes, and technology. That goes to having the information transfer that we were talking about before. That goes to having an organization where it’s a speak-up culture. Where people are encouraged to “They see something, they say something” as the cliché goes. Or, they see something that’s wrong, they call it into the hotline or they report it to HR. They report it to legal, or they report it to their manager. Or, if it’s about their manager, they report it maybe to the manager directly, or they report it to some other part of the organization to have it checked and balanced. But, that’s life and that’s business—messing stuff up. That’s okay. It’s a good thing.

101.	Ted Seides: How have you thought about doing M&A strategy, which notoriously doesn’t always work in public companies compared to in the institutional world we see so many private equity funds?

102.	Brad Jacobs: I look at M&A a little bit differently than most people look at it. I look at M&A as an opportunity to please the customer more, to improve my return on capital, to get something that’s going to be accretive to my earnings. I look at M&A as something that on a long-term basis because I’m not a private equity guy. I’m not going to flip this in three or four years. This is something I’m building as a long-term. I’m looking at it from the point of view of “Let’s fast-forward ten years, and what do I think the numbers will look like”? If it’s got X amount of EBITDA right now, what do I think that EBITDA is going to be in ten years from now? What do I think the cash flow is going to be cumulatively over the next ten years?

103.	Then, I discount that to the present value, and then I compare that to how much money do I have to pay for this. And, then I compare the two. Because at the end of the day, what is business? How do you create value in business? You create value in business by deploying a finite, maybe a large amount, but a finite amount of capital (some debt and some equity) and getting back from that deployment of capital, a lot more capital than you put in. That’s it. There’s a hundred other ways you can slice and dice it, but that’s what it’s all about. At the end of the equation, the most important thing is return on invested capital. If you have very superlative return on invested capital, that you’re putting in this amount of money, but you’re getting back in so much more money, and I’m getting my money back in a short period of time, and the rest of that is gravy, you’re going to create alpha.

104.	I have two metrics that I think are the most important things, actually—ROIC and what I call ROT. It’s not a rotten thing. It’s a good thing. Return on time. When you’re a leader, when you’re a CEO, or if you’re an institutional investor, and you’re running a team, whether you’re running a few dozen, a few hundred, or in my case 150,000 people, how you channel their time is as important as return on capital. In fact, it turns into return on capital.

105.	So, here is the way I look at it. Before I divided the company up into three different companies, we had roughly in the neighborhood of 150,000 employees. Supposing each one of those folks is coming an average of eight hours a day. So, eight hours times 150,000 is about 1.2 million hours a day. So, call it six-million hours a week. That six-million hours a week can be okay, productive. You get a bunch of stuff done, or it can be more productive and get more stuff done in the same amount of time, or it can be super productive. It can be extremely productive and achieving much greater things than our competitors are with the same amount of hours.

106.	Compensation is really important. Nobody is coming to work in your company to make money for the boss. Nobody is thinking like that. People are coming in to make money for themselves and their family, and if they have kids, their kids and whoever they love, or to save for their retirement, or whatever. They want to come in to make money. They want to come in to the organization for different reasons too, but the prime reason people are coming into work is to make money. That’s an obvious fact. That’s a good thing because now you’ve got a way that you can tie that person’s compensation. Yes. I can fulfill your goal. I can create a situation where you can earn a lot more money here at this company, more than at any other company, but and only but if you help contribute to these levers to create the results.

107.	So, tie the compensation to success. The only way that people make money, and big money which they should make big money is if we’re successful as an organization, and they’re contributing. And, then measure that. Tie compensation to winning. If you tie the compensation to winning, guess what, you’re going to win. Or, you’re going to die trying. People are going to really try hard, and people are going to feel great when they win. Not just because they’re getting attaboys and attagirls, and pats on the back. That’s good too. But, because there is money in there for them. I’ve had people make tens of millions of dollars—senior executives. I’ve had one person make over $100 million. That’s a wonderful thing. The only way they made that money is because they performed, and they deserved it, and God bless them.

108.	We design compensation systems so that people at the top level of the company made a lot of money if we created a lot of money for our shareholders. And, we did create a lot of money for our shareholders, so they made a lot of money. Had they not, they wouldn’t have made all that money. We have people who are truck drivers, warehouse workers, mid-level managers who make 1.5–2 times what they would have made at the competition, but it’s because they were performing. Their safety records—whatever the KPIs were. Whatever the metrics are, we tied it to that. So, tying compensation is an important ingredient for success.

109.	Ted Seides: With this book, you’re taking all of these lessons, and you’re going on this roadshow talking about this publicly. What was your motivation for doing that?

110.	Brad Jacobs: So, what I wanted to do is I wanted to analyze what were the idiosyncratic, what were the things that were specific to us that made us different from other companies that did okay, or actually did very good, but didn’t do very, very good like our companies did in terms of creating alpha. In terms of creating shareholder value. And, I wanted to get an honest assessment of that. I had to think about that. I also wanted to see, what are the things I messed up, and I wanted to know both of those categories of things, so I did more of the right thing, and I didn’t do the dumb stuff. That was my motivation for writing the book. Like I said, I didn’t know if I was going to publish it or not. It ended up I did publish it, and I’m glad I did. It’s nice to share it with other people.

111.	But, I learned that I have about roughly a hundred things that are the Brad Jacobs’ way of running a business. My way of selecting people, the types of people I like, the way I like to interact with people, the technology, the way I look at an industry, the way I pick an industry, the metrics, the way I interview people. All the things that I think go into answering the question that I asked myself which is why did we create so much alpha. Why did we make 32 times our money for our initial investors in this company? Why did we outperform 5.6x the S&P 500? Why did we do all of this? That didn’t happen by itself over and over again. There’s a reason for that. So, I got all of those down. I realized after I got to about the hundred things is “I don’t have another hundred. That’s it. There’s no I came up with two-hundred ideas that were part of the magic, and I’m saving the other hundred for the sequel’. I don’t have a sequel. This is the one and only book. I poured everything that I think was the reason why we were so successful into that book. That’s it. Put a circle around it. I think that covers 90-something percent of the magic.

112.	And, what’s the take away from that? The take away from that is that’s the single most important consequential decision you will make in business and in life in my opinion. It’s who are the people, what’s the quality of people, what are the traits of those people that you’re going to surround yourself with? Who are the people whose air when they exhale, you’re going to inhale, and vice versa? Do you surround yourself with people who give you energy and bring out the best in you and trigger all kinds of great creativity and energy and happiness? I always felt that I got the longer end of the stick when getting the privilege and pleasure of working with that person five days a week, and in some cases six or seven days a week. That this is a person who I truly love, respect, and admire. Who I think is someone superlative. It’s just someone who has got it. It’s that “it” person. And, that’s been good for me because I’m in a better mood all day long as a result of being with people who are nourishing and enriching and nurturing.

113.	You create what I talk about in the book as a superorganism. You see the concept of superorganism in science, where you have E.O. Wilson and Bert Holldobler have written a book called The Superorganism, and they wrote a lot of books where they studied ants and ant colonies, and they studied bees and beehives, and they studied bacteria and species with bacteria that have intense levels of communication. They have such level of integration with each other. They have such levels of coordination with each other that you really can’t call them separate individuals. They have a superorganism quality to them. You can learn so much by studying science about how to apply that to business, about nature. The best business organizations take these lessons from science, from the arts, and what works in other parts of life. Business is part of life. And, take those fundamental rules—those fundamental laws of nature, and apply them to the business environment.

114.	One of those rules is, the effective organisms become superorganisms, powerful organisms by communicating well. You want to apply these principles and create a superorganism in your company. And, you want to have levels of superorganisms. You want to have your corporate office be a superorganism. You want have your regions, your business units, and you want to have the whole company a super organism.

115.	Ted Seides: You bring a tremendous amount of energy to everything you’re doing.

116.	Brad Jacobs: I’m told that.

117.	Ted Seides: Have you thought about how you generate all of this energy?

118.	Brad Jacobs: I’ve no idea Ted. I’ve been going so fast, and taking so few pauses that I haven’t had time to sit and gaze into my navel and reflect on who I am with my strengths and weaknesses because I have both, but I think it’s probably an empirically true fact that even though I’m 67 years old, I have the energy of someone who is 27 years old, or 37. I don’t know why. Maybe it’s just genetics.

119.	Ted Seides: Before we rap up, I’d be remiss if I didn’t ask you—what is coming next, so the people who have gotten excited about what you’re talking about might be able to participate?

120.	Brad Jacobs: I’m going to use the same exact playbook that’s worked for me in my previous companies. I can’t guarantee I’ll get the same level of returns because some of that was luck. Just being in a good environment with almost no interest rates for a big part of that time. But, I do hope to significantly outperform the market. That’s my goal. I have confidence that I’ll use the same playbook and the outcomes are in my favor. So, I’ve picked an industry after all that time. It’s an industry that checks every single box that I started this interview on. It’s large. It’s $800 billion in size between the geographies I’m going to focus in on which are North America and Western Europe. I’m talking about building products distribution.

121.	It’s been growing nicely. 7% CAGR over the last five years. I have an ambition of growing faster than the average company. It’s got wind to its back. There’s three parts of building products distribution. There’s residential, there’s non-residential, and there’s infrastructure and I’ve been holding my cards close to my chest of where exactly of those three we’re going to place most of our bets, but it you look at those three different parts of the building products universe, there are tailwinds in all of them.

122.	In the residential part, the supply of homes in America for example, is estimated to be about three-million units short. There is a shortage. There is a big housing crisis. And, the houses that do exist are old. The average age of a house in the United States is over forty years, so that’s a lot of repair and remodeling, and a lot of new construction.

123.	If you look at non-residential construction, it’s even older. A typical building is over fifty years. The infrastructure in both North America and Europe is aging to state it kindly. There’s estimated to be about $2 trillion of investment needed to just get the infrastructure to be safe and functional in the United States, and a relatively similar amount in Europe. So, there’s a lot of growth to it.

124.	This is an industry where tech is our friend. I talked about that earlier where I like to go to industries where tech is on our side. I see a big opportunity in building products distribution to be tech forward and to get a leg up on the competition. There’s a handful of companies in this industry that are doing pretty good stuff actually in technology. And, they are tech forward, and they are spending some money. I’m going to spend more money, but they’re spending some money on investing in technology. I see an opportunity to use technology all across the value chain here. From interacting with the customer on B2B e-commerce, to doing pricing, to doing demand forecasting, to doing what we’ve done so well at GXO which is warehouse automation and robotics, to do doing automated inventory management, to do what we’ve done so effectively on the trucking side at XPO which is the route optimization for the delivery fleets. To get supply chain visibility. To do sector-specific innovation with each sector. And, to add value-added services, and to do end-to-end digital customer connectivity.

125.	Those are the things that I want to do. I want to do the e-commerce, the optimization, the forecasting, the inventory management. These are the things that I want to apply to the business to make the margins better hopefully. To make the returns on capital better. This is an industry that checks the box of bigger is better, and you get economies of scale as a bigger distributor. You have better procurement. You can buy things at lower prices. That was one of the main value drivers at United Rentals. We bought all of the vendor’s customers, or many of the vendor’s customers and we demanded a 15–20% decrease in the price, and they gave it to us because we deserved it.

126.	So, I want to get best practices. I want to attract better talent. There’s an advantage to scale in this industry. And, I put revenue run-rate targets out there. And, I’m going to build a big company here. I want to build a company that’s much bigger than the companies I’ve built before because I think I can do that. Because going back before, I’ve made every mistake you can make, and I’ve also done fantastic stuff that are applicable to this industry. I think I have the bandwidth to run a much, much larger company. And, I’ve put my money where my mouth is. Our initial investment is a billion dollars. Not a few billion dollars like the book, but a billion dollars. And, $900 million of that is coming from me, and $100 million of that is coming from Sequoia Heritage and from friends and family.

127.	When I say friends and family—my brother, my sister, my niece, my nephew—real friends, my best friends. My best friends and family, so that’s a big motivator to me. A big motivator to me is I can’t face all of those people unless I’m really successful. That’d be some bad Christmas vacations. I’m excited about this. This is something where other investors or other management teams have made a lot of money, and I want to make more money than they’ve made.

128.	Ted Seides: The process that you’ve gone about this—given your track record, you easily could have raised a successful IPO, and done it from scratch, a blank check company. Why did you decide to enter the markets the way you did?

129.	Brad Jacobs: I don’t like SPACs. The reason I don’t like SPACs, with all due respect to people who have had successful SPACs and management teams and investors who have done well in them—God bless them. What I don’t like about SPACs is you don’t have this tight alignment. The more tightly aligned you can be between management and the board and the shareholders who own the company, the higher the chances are you’re going to win. That people are going to be focused on creating alpha. When you do a SPAC, the promoter, and I’m using the word promoter deliberately because a lot of times they’re the operators, they get 20% off the top, and they haven’t put much if any money in.

130.	I don’t feel that’s the right thing to do. I don’t think that’s real perfect alignment. I like putting my money where my mouth is, and investing in the company, and I like getting warrants for doing that, and ground-floor value of the investment in the equity. And, then I like to have the management team have a big equity component that is going to work out really well if we deliver a lot of share price appreciation. And, it’s not going to work out very well if we don’t. So, I want people to have that incentive. I want everyone to be aligned. I want it to be that the investors are perfectly happy with a smile on their face if management makes a lot of money on their equity. Because the only time that happens is if they’re making a lot of money on their equity. And, with SPACs that’s not always the case.

131.	Ted Seides: Brad, I want to make sure I get a chance to ask you a couple of closing questions before I let you go. What is your favorite hobby or activity outside of work and family?

132.	Brad Jacobs: Oh. You named the two. I spend the vast, vast majority of my time on those two things. On the business, whatever that happens to be at the time, and on my family. If you take that apart, my main hobbies have been music and meditation. I still consider myself a musician although I don’t play and practice hours and hours a day like I did when I was a real musician. When I was young. But, if you’re trained as a musician, and you’re really a musician, your whole life is music. You’re always listening to sounds. You’re always in tune with the sounds of your heartbeat, of your breathing. You get in tune with rhythms of business, of cycles. You think in terms of harmony. You think in terms of groups because you play in a band. The principles, the basic principles of music which I learned from the greats like Bill Dixon and others, they still apply. For me, that’s part of my gestalt. That’s part of way of looking at life. So, music is important to me.

133.	Meditation is important to me. I think its valuable to get out of for some time in the morning, and some time in the afternoon, the familiar patterns of the way I live life, and to get into some unfamiliar territory.

134.	Ted Seides: What’s one fact that most people don’t know about you?

135.	Brad Jacobs: People mostly know about my business, and someone told me that they learned more about me in the last six months because I’ve been on podcasts and I’ve given interviews on television and I’ve written the book where I’ve opened the kimono and talked more about myself as a human being. What’s really about me is my business stuff and a few of these personal things. I’m not a very complex person. I have a few dimensions to me. I’m not very multi-dimensional. I’ve had a long career of dead-end jobs. Look at it like that.

136.	Ted Seides: What’s your biggest pet peeve?

137.	Brad Jacobs: My biggest pet peeve with myself is when I look at things as peeves. So, my perfectionism which I struggle with. I’m programmed to wanting to be right. To be successful, and I want to please people, and I want everyone to cheer me, and say “Yes. Thank you for making me all that money”. That’s very important to me. I’ve touched so many people’s lives by making them money, and some people a lot of money, and I like that. And, I want to not be too hard on myself to say “I’ve got to do that every week of every year for the next decade”. There’s going to be quarters where I under perform. It’s okay. That’s part of the game. As long as in the intermediate term and the long term, I vastly overperform, I’m still going to get an A+ on that. But, I want to get an A+ every week. My pet peeve is that I can’t quite get rid of that. Maybe I need to go back to therapy. I haven’t done therapy for about 15 years, so I might need a tune up.

138.	Ted Seides: Which two people have had the biggest impact on your business life?

139.	Brad Jacobs: Ludwig Jesselson for sure. Ludwig Jesselson was the head of what I consider the first hedge fund before there was such a word as hedge fund back in the 70s and 80s called Philipp Brothers. It was a big commodity trading house. Essentially what today would be a hedge fund—buying and selling commodities. This was a man who was in his 70s when I was in my 20s, and he took me under his wing, and he very generously let me hang out with him, and watch him, and observe him, and ask him a million questions. I did ask him many, many questions which he answered very honestly, and I had the benefit of his life, and I always attached to people who were older than me, wiser than me, more successful than me. I’ve just asked them a lot of questions. He’s one person that has really, really influenced me a lot early in my life.

140.	The other person that’s influenced me, and I haven’t met him yet, but I’m hopeful to meet him soon is Ray Kurzweil. Ray Kurzweil I know very well from his writings and from his YouTubes. Ray Kurzweil is the futurist, the author. He’s the head of a big AI project at Google, and he’s a big thinker. A big, big thinker. And, he thinks about life in terms of billions of years, so I like people who think in billions. That’s good. I have something in common with him. He has a very clear vision of where technology has come from over the last few million years. He wrote a book that is this book that’s influenced me the most called The Singularity is Near that he wrote back in around 2005. It completely changed my view of where we are, and where we’re going. And, the whole last couple of million years of technology and how that’s worked, and where it’s come from, and more importantly where technology may be going in the coming decades, and how that’s going to affect humanity, and almost everything he said in that book in 2005 has come true. I’ve learned from him the importance of technology.

141.	Ted Seides: Brad, one more. What’s the best advice you’ve ever received?

142.	Brad Jacobs: I guess I would go back to Albert Ellis. In his therapy he talked about unconditional self-acceptance. Unconditional other acceptance. What that means is not having a lot of “musts” and “should” and perfectionism about yourself or about others because that’s self-defeating, and I learned from him that we as humans, we have these automatic thoughts that are coming all day long. Some people aren’t aware of them, and some people are very aware of them. And, a lot of them are filtered. They’re filtered by what Aaron Beck called the schema. That schema is full of cognitive distortions, cognitive biases. Things that make things inaccurate. So, you’re filtering out things that are not in accordance with your schema, with your core beliefs. So, the more you can be aware of what your biases are, what your schema is, how you’re thinking, and then if you can rearrange the way you’re thinking, I would consider that one of the best pieces of advice I’ve gotten that’s really impacted me. Very much of my life.

143.	Ted Seides: Brad, thanks so much for sharing your incredible wisdom and success.

144.	Brad Jacobs: The pleasure has been all mine. Thank you so much for this opportunity.

Cautionary statement regarding forward-looking statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:

●	uncertainties as to the completion of the equity investment, the separation by SilverSun Technologies, Inc. (the “Company”) of its existing business into SilverSun Technologies Holdings, Inc. (the “spin-off”) and the other transactions contemplated by the investment agreement by and among Jacobs Private Equity II, LLC, the Company and the other parties thereto (the “Investment Agreement”), including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the risks associated with raising additional equity or debt capital from public or private markets to pursue acquisitions or other strategic investments, including in an amount that may significantly exceed the initial equity investment, and the effects that raising such capital may have on the Company’s business and the trading price of the Company’s common stock, including the possibility of substantial dilution;

●	the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

●	the effects that the announcement, pendency or consummation of the equity investment, the spin-off and the other transactions contemplated by the Investment Agreement may have on the Company and its current or future business and on the price of the Company’s common stock;

●	the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

●	the possibility that the warrants, if issued, may not be exercised;

●	the possibility that various closing conditions for the equity investment, the spin-off and the other transactions contemplated by the Investment Agreement may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all, including the possibility that the Company may fail to obtain stockholder approval for the transactions contemplated by the Investment Agreement;

●	the effects that a termination of the Investment Agreement may have on the Company, including the risk that the price of the Company’s common stock may decline significantly if the equity investment is not completed;

●	the risk that the spin-off may be more difficult, time-consuming or costly than expected or the possibility that the anticipated benefits of the spin-off may not be realized;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risk that the Company, following the closing of the equity investment, is or becomes highly dependent on the continued leadership of Jacobs as chairman and chief executive officer and the possibility that the loss of Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	the risk that Jacobs’ past performance may not be representative of future results;

●	the risk that the Company is unable to attract or retain world-class talent;

●	the risk that the Company may be unable to identify suitable acquisition candidates or expeditiously consummate any particular acquisition candidate on acceptable terms or at all;

●	the risk that the failure to consummate an acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

●	the risk that the Company may fail to satisfy the ongoing requirements of Nasdaq if it is unable to expeditiously consummate an acquisition following the consummation of the spin-off;

●	the risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

●	the possibility that new investors in any future financing transactions could gain rights, preferences, and privileges senior to those of the Company’s existing stockholders;

●	the risks associated with the uncertain nature of the building products distribution industry in which Jacobs, upon becoming chairman and chief executive officer of the Company, plans to pursue acquisitions after consummation of the transactions contemplated by the Investment Agreement;

●	the possibility that industry demand may soften or shift substantially due to the cyclicality and seasonality of the building products distribution industry and its dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

●	the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

●	the risks associated with potential litigation related to the transactions contemplated by the Investment Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Additional information and where to find it

In connection with the proposed equity investment, the Company will prepare a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the Company’s website at https://www.silversuntech.com or by written request to the Company at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936.

Participants in the solicitation

Jacobs Private Equity II, LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment and the other transactions contemplated by the Investment Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on November 27, 2023. The interests of the Company and its directors and executive officers with regard to the proposed equity investment may differ from the interests of the Company’s stockholders generally, and stockholders may obtain additional information by reading the proxy statement and other relevant documents regarding the proposed equity investment and the other transactions contemplated by the Investment Agreement, when filed with the SEC.